                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                       KAUFMAN AND BROAD HOME CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                            ------------------------


                                 Notice of 1998


                       KAUFMAN AND BROAD HOME CORPORATION


                               ANNUAL MEETING OF


                                  STOCKHOLDERS


                                      and


                                PROXY  STATEMENT


                            ------------------------


                            [KAUFMAN AND BROAD LOGO]

                       KAUFMAN AND BROAD HOME CORPORATION

                            10990 Wilshire Boulevard
                         Los Angeles, California 90024
                                 (310) 231-4000

                            ------------------------

                                  BRUCE KARATZ
                      Chairman and Chief Executive Officer

                            ------------------------

                               February 27, 1998

                            Dear Fellow Stockholder:

Your officers and directors join me in inviting you to attend the Annual Meeting of Stockholders of Kaufman and Broad Home Corporation at 9:00 a.m. on April 2, 1998 at the Company's corporate headquarters in Los Angeles, California.

The matters expected to be acted on at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. In addition to specific agenda items, by attending the meeting you will have an opportunity to hear about our plans for the future and to meet your officers and directors. Whether or not you plan to attend, please sign and date the enclosed Proxy Card and return it as soon as possible in the envelope provided to ensure that your shares will be represented.

We look forward to seeing you on April 2nd.


                                   Sincerely,

                                  BRUCE KARATZ
                      Chairman and Chief Executive Officer

                            ------------------------


                                 Notice of 1998


                       KAUFMAN AND BROAD HOME CORPORATION


                               ANNUAL MEETING OF


                                  STOCKHOLDERS


                                      and


                                PROXY  STATEMENT


                            ------------------------


                            [KAUFMAN AND BROAD LOGO]

                       KAUFMAN AND BROAD HOME CORPORATION

                            10990 Wilshire Boulevard
                         Los Angeles, California 90024
                                 (310) 231-4000

                            ------------------------

                                  BRUCE KARATZ
                      Chairman and Chief Executive Officer

                            ------------------------

                               February 27, 1998

                            Dear Fellow Stockholder:

Your officers and directors join me in inviting you to attend the Annual Meeting of Stockholders of Kaufman and Broad Home Corporation at 9:00 a.m. on April 2, 1998 at the Company's corporate headquarters in Los Angeles, California.

The matters expected to be acted on at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. In addition to specific agenda items, by attending the meeting you will have an opportunity to hear about our plans for the future and to meet your officers and directors. Whether or not you plan to attend, please sign and date the enclosed Proxy Card and return it as soon as possible in the envelope provided to ensure that your shares will be represented.

We look forward to seeing you on April 2nd.


                                   Sincerely,

                                  BRUCE KARATZ
                      Chairman and Chief Executive Officer

                            [KAUFMAN AND BROAD LOGO]

                       KAUFMAN AND BROAD HOME CORPORATION

                            ------------------------

                            NOTICE OF ANNUAL MEETING

                                OF STOCKHOLDERS

                            To Be Held April 2, 1998

                       To the Holders of the Common Stock
                     of Kaufman and Broad Home Corporation:

    The Annual Meeting of Stockholders of Kaufman and Broad Home Corporation
                                (the "Company")
 will be held on Thursday, April 2, 1998 at 9:00 a.m. Pacific Standard Time at
                                 the Company's
          corporate headquarters, 10990 Wilshire Boulevard, 7th Floor, in Los Angeles, California
                          for the following purposes:

            (1) To elect four Class III Directors, each to serve for a term of three years;

            (2) To approve the Kaufman and Broad Home Corporation 1998 Stock
                              Incentive Plan; and

            (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

 The Board of Directors has fixed the close of business on February 18, 1998 as the record date for
determination of holders of Common Stock entitled to notice of, and to vote at, the meeting or any adjournment thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN
     THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED. YOUR PROMPT RETURN OF THE PROXY CARD WILL ENSURE THAT YOUR SHARES ARE
      REPRESENTED AT THE MEETING AND WILL SAVE THE COMPANY THE ADDITIONAL
                         EXPENSE OF SOLICITING PROXIES.

                      BY ORDER OF THE BOARD OF DIRECTORS,

                            [KAUFMAN AND BROAD LOGO]

                                KIMBERLY N. KING

                            Corporate Secretary and
                               Associate Counsel

                            Los Angeles, California
                               February 27, 1998

                            [KAUFMAN AND BROAD LOGO]

                       KAUFMAN AND BROAD HOME CORPORATION

                            10990 Wilshire Boulevard
                         Los Angeles, California 90024
                                PROXY STATEMENT
                                      for
                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held April 2, 1998

                            ------------------------

                              GENERAL INFORMATION

  Your Board of Directors furnishes this Proxy Statement in connection with its solicitation of your proxy in the form enclosed to be used at the Company's Annual Meeting of Stockholders which will be held on Thursday, April 2, 1998 (the "Annual Meeting"), at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A copy of the Company's Annual Report to Stockholders for the fiscal year ended November 30, 1997, including audited financial statements, is also being mailed to stockholders concurrently with this Proxy Statement. It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed Proxy Card will commence on or about February 27, 1998.

  You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please date, sign and promptly return your Proxy Card in the envelope provided. You may revoke your proxy at any time prior to its exercise at the Annual Meeting by written notice to the Company's Secretary, and, if you attend the Annual Meeting, you may vote your shares in person.

  Only holders of record of the 39,207,903 shares of Common Stock outstanding at the close of business on February 18, 1998 will be entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held. There is no right to cumulative voting.

  The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the Annual Meeting. All shares of Common Stock represented by valid proxies received pursuant to this solicitation and not revoked will be voted in accordance with the choices specified. Where no specification is made with respect to any item submitted to a vote, such shares will be voted for the election as directors of the Company of the four persons named under "Election of Directors" on pages 3 and 4, and for approval of the Kaufman and Broad Home Corporation 1998 Stock Incentive Plan, described on pages 23 through 28. Since the proxy confers discretionary authority to vote upon other matters that properly may come before the meeting, shares represented by signed proxies returned to the Company will be voted in accordance with the judgment of the person or persons voting the proxies. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on the proposed Kaufman and Broad Home Corporation 1998 Stock Incentive Plan, and will be counted as present for purposes of voting on the proposed plan, and will have the effect of a negative vote because passage of the proposed plan will require the affirmative votes of a majority of shares present in person or by proxy and entitled to vote. Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and on the proposed Kaufman and Broad Home Corporation 1998 Stock Incentive Plan. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors or approval of the Kaufman and Broad Home Corporation 1998 Stock Incentive Plan.

  The persons named as proxies on the enclosed Proxy Card are Bruce Karatz, Chairman and Chief Executive Officer, Barton P. Pachino, Senior Vice President and General Counsel, and Kimberly N. King, Corporate Secretary and Associate Counsel.

                             ELECTION OF DIRECTORS

                            ------------------------

  At the Annual Meeting, the Board of Directors will present as nominees and recommend to stockholders that each of the four persons listed below be elected as Class III Directors to serve for a three-year term ending at the 2001 Annual Meeting of Stockholders. Should any of these nominees become unable to serve as a director, the persons named on the enclosed Proxy Card will, unless otherwise directed, vote for the election of such other person as the Board of Directors may recommend in place of such nominee.

  The Board of Directors has nominated four candidates to stand for re-election as Class III Directors. A brief summary of each nominee's principal occupation, business affiliations and other information follows.


RONALD W. BURKLE, age 45, is the
Managing Partner and majority owner
of The Yucaipa Companies, a private
investment firm and the controlling
shareholder of Ralphs Grocery
Company/Food 4 Less Supermarkets,
Inc., Cala Foods, Dominick's Finer
Foods, Inc. and Falley's. Mr. Burkle
is Chairman of these companies and is
Chairman of Fred Meyer, Inc. His
community affiliations include
serving as Chairman of D.A.R.E.
America and serving on the boards of
the Western NIS Enterprise Fund, the
U.S. Small Business Advisory Council
and the Executive Board for the
Medical Sciences of UCLA. He is a
member of the board of Claremont
University Center, the Museum of
Contemporary Art and the Los Angeles
Music Center. In addition, Mr. Burkle
serves on the board of the Food
Employers Council in California and
he is the founder and trustee of the
Ralphs/Food 4 Less Foundation. Mr.
Burkle has been a director of the
Company since 1995.


GUY NAFILYAN, age 53, has been
President and Chief Executive Officer
of Kaufman and Broad France, the
Company's operation based in Paris,
France, and Executive Vice President
and President of European Operations
of the Company since April 1992. He
was a Senior Vice President of the
Company from 1987 to 1992, and from
1983 through 1987 he was President of
Kaufman and Broad, S.A. (the
predecessor to Kaufman and Broad
France). Mr. Nafilyan has been a
director of the Company since 1987.

DR. RAY R. IRANI, age 63, is Chairman
and Chief Executive Officer of
Occidental Petroleum Corporation
("Occidental"). He joined Occidental
in 1983 as Chairman and Chief
Executive Officer of Occidental
Chemical Corporation, an Occidental
subsidiary, and as Executive Vice
President of Occidental. In 1984 he
was elected to the Board of Directors
of Occidental and was named President
and Chief Operating Officer. He
assumed the responsibilities of
Chairman and Chief Executive Officer,
in addition to President, in 1990.
Dr. Irani has served as Chairman of
Canadian Occidental Petroleum, an
Occidental affiliate, since 1986 and
as a director since 1984. An Honorary
Fellow of the American Institute of
Chemists, Dr. Irani is a director of
the National Association of
Manufacturers, the American Petroleum
Institute, the National Committee on
United States-China Relations, Cedars
Bank (formerly Bank Audi), and the
Jonsson Cancer Center
Foundation/UCLA. He is a member of
The President's Export Council, the
National Petroleum Council, the
Scientific Research Society of
America, the American Chemical
Society, and the Industrial Research
Institute. He is a trustee of the
University of Southern California and
serves on the CEO Board of Advisors
of the University's School of
Business Administration. He is also a
trustee of the American University of
Beirut, and St. John's Health Center.
Dr. Irani has been a director of the
Company since 1992.


LUIS G. NOGALES, age 54, is President
of Nogales Partners, an acquisition
company, which he founded in 1990. He
was Chairman and Chief Executive
Officer of Embarcadero Media, Inc. (a
media acquisition company) from 1992
to 1997, President of Univision (the
nation's largest Spanish language
television network) from 1986 to
1988, and Chairman and Chief
Executive Officer of United Press
International from 1983 to 1986. He
is a director of the Adolph Coors
Company and Southern California
Edison Co.; a member of the board of
the Inter-American Dialogue and the
Pacific Council on International
Policy; a trustee of The Ford
Foundation and Vice President of the
Board of Trustees of Stanford
University. Mr. Nogales has been a
director of the Company since 1995.

  The other directors of the Company and their respective principal occupations, business affiliations and other information for at least the past five years are as follows. Steve Bartlett was elected a director by the Board of Directors in February 1998 to fill the vacancy created by Antoine Jeancourt-Galignani, who retired after nine years of service on the Board of Directors.


STEVE BARTLETT, age 50, is a
principal shareholder and Chairman of
the Board of Meridian Products
Corporation and Saranda Corporation,
both of which are privately held,
custom manufacturers of injection
molded plastics. He founded Meridian
in 1976 and acquired Saranda, along
with other shareholders, in 1996. Mr.
Bartlett served as Mayor of Dallas,
Texas, from December 1991 to June
1995. From 1983 to 1991, he served as
a member of the U.S. Congress,
representing Texas' Third
Congressional District. He is a
director of Sun Coast Industries,
Inc., Oasis Car Wash, Inc., the
Mercantile Growth Fund, Inc., and is
a member of Fannie Mae's National
Advisory Council. Mr. Bartlett was
elected by the Company's Board of
Directors in February 1998; his
current term expires in 2000.



JANE EVANS, age 53, is President and
Chief Operating Officer of SmartTV,
LLC. From 1991 to 1995 she served as
Vice President and General Manager,
Home and Personal Services Division,
U S West Communications, Inc. From
1987 to 1989 she was a general
partner of Montgomery Securities, and
from 1989 until 1991 she was
President and Chief Executive Officer
of the InterPacific Retail Group. Ms.
Evans serves as a director of
BankOne-Arizona Georgia Pacific, Main
Street & Main, Incorporated, and
Philip Morris Companies, Inc. Ms.
Evans' current term expires in 1999.
She has been a director since 1993.

JAMES A. JOHNSON, age 54, has been
Chairman and Chief Executive Officer
of Fannie Mae since 1991, and served
as its Vice Chairman from 1990 until
his election to his present position.
Prior to joining Fannie Mae, Mr.
Johnson served as Managing Director
of Lehman Brothers, an investment
banking firm, from 1985 until 1989.
He is Chairman of The John F. Kennedy
Center for the Performing Arts,
Chairman of The Brookings
Institution, Chairman of the Fannie
Mae Foundation and is a member of The
Business Council. He serves on the
boards of The Dayton Hudson
Corporation, United HealthCare
Corporation, the Alliance to Save
Energy, The Enterprise Foundation,
the National Housing Endowment, the
National Alliance to End
Homelessness, Carnegie Corporation of
New York and Carnegie Endowment for
International Peace. Mr. Johnson has
been a member of the Board of
Directors since 1992. His current
term expires in 1999.



BRUCE KARATZ, age 52, has been
President, Chief Executive Officer
and a director of the Company since
1986, and was named Chairman in 1993.
From 1980 until the formation of the
Company in 1986, Mr. Karatz was
President of Kaufman and Broad
Development Group. He joined the
Company's predecessor in 1972, and
from 1976 through 1980 he was
President of its French homebuilding
subsidiary. Mr. Karatz is a director
of Honeywell Inc., National Golf
Properties, Inc., and Fred Meyer,
Inc. Among his civic and professional
activities, Mr. Karatz is a trustee
of the RAND Corporation; a member of
the Council on Foreign Relations, the
Executive Committee of the Board of
Governors of The Music Center of Los
Angeles County, the Board of the Los
Angeles World Affairs Council, and
the University of Southern California
Law Center Board of Counselors; and
Co-Chairman of the Mayor's Alliance
for a Safer L.A. His current term
expires in 2000.

CHARLES R. RINEHART, age 51, is
Chairman and Chief Executive Officer
of H. F. Ahmanson & Company and its
principal subsidiary, Home Savings of
America. Mr. Rinehart joined H. F.
Ahmanson in 1989, where he also
currently serves on the Executive
Committee of the Board of Directors.
From 1983 to 1989, Mr. Rinehart
served as President of Avco Financial
Services, where he was appointed
Chief Executive Officer in 1985. Mr.
Rinehart is a director of the Federal
Home Loan Bank of San Francisco. His
civic and professional activities
include serving as President of the
Thrift Institution Advisory Council
and on the Board of Outreach Concern,
as well as memberships in Fannie
Mae's National Advisory Council, the
Los Angeles Business Advisory
Council, the Casualty Actuarial
Society, and the Tustin Public
Schools Foundation Campaign
Committee. He also serves on the
Advisory Committee of Drug Use is
Life Abuse and is a Fellow of the
American Academy of Actuaries. Mr.
Rinehart was first elected by the
Board of Directors in 1996; his
current term expires in 2000.


SANFORD C. SIGOLOFF, age 67, has been
Chairman, President and Chief
Executive Officer of Sigoloff &
Associates, Inc. since 1989 and in
1994 was appointed to the California
State Board of Education by
California Governor Pete Wilson. Mr.
Sigoloff was President and Chief
Executive Officer of L. J. Hooker
Corporation from 1989 to 1992, and
was Chairman, President and Chief
Executive Officer of Wickes
Companies, Inc., a retail and
wholesale merchandiser, from 1982 to
1988. Mr. Sigoloff was a Presidential
appointee to the United States
Holocaust Memorial Council in
Washington, D.C. from 1988 through
1994 and is a Fellow in the American
College of Bankruptcy. Mr. Sigoloff
is a director of ChatCom, Inc.,
Digital Video Systems, Inc.,
SunAmerica Inc., and Movie Gallery,
Inc. Among his many civic
involvements, Mr. Sigoloff is a
director of the National Conference
of Christians and Jews and the Center
Theatre Group; a trustee of the UCLA
Foundation, the Medical Centers of
Cedars-Sinai and Chaim Sheba; a
member of the Executive Committee of
the City of Hope and the Executive
Board and the Board of Governors of
The American Jewish Committee; and a
national trustee and Vice President
of the National Jewish Center for
Immunology and Respiratory Medicine.
He is also an adjunct professor at
The Anderson Graduate School of
Management at UCLA. Mr. Sigoloff has
been a director of the Company or its
predecessor company since 1979; his
current term as a director expires in
1999.

                          THE BOARD AND ITS COMMITTEES

                            ------------------------


  The Company's Board of Directors held five meetings during the fiscal year ended November 30, 1997. Management also periodically conferred with directors between meetings regarding Company affairs. During 1997, all directors attended 75% or more of the total aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which they served, except Mr. Jeancourt-Galignani, who retired in February 1998 after nine years of Board service.

  The Board of Directors is comprised of eight non-employee directors and two employee directors. The committees of the Board of Directors consist of the Personnel, Compensation and Stock Plan Committee, the Audit and Compliance Committee, the Nominating and Corporate Governance Committee and the Executive Committee. The committees of the Board of Directors are comprised entirely of non-employee directors, except for the Executive Committee, which includes one employee director.

PERSONNEL, COMPENSATION AND STOCK PLAN COMMITTEE
The Personnel, Compensation and Stock Plan Committee of the Board of Directors reviews and makes recommendations regarding compensation and other employment benefits for the Company's officers and other members of senior management. The committee also reviews and approves all awards made under the Company's employee stock plans, the annual merit increase guidelines for base salaries for all employees and all officer nominations. The members of the committee are Messrs. Burkle, Irani, Johnson, and Rinehart. Mr. Johnson is Chairman. The committee held three meetings during 1997; members were also periodically consulted by management to discuss compensation or personnel issues between meetings. See the "Personnel, Compensation and Stock Plan Committee Report on Executive Compensation" (the "Compensation Committee Report") at pages 13 - 16.

AUDIT AND COMPLIANCE COMMITTEE
The function of the Audit and Compliance Committee of the Board of Directors is to approve the selection of, and review all services performed by, the Company's independent auditors; to meet, consult with, and receive reports from the Company's independent auditors, its financial and accounting staff and its internal audit department; and to review and take action, or make recommendations to the Board of Directors, with respect to the scope of the audit procedures, accounting practices, internal accounting and financial controls and legal affairs of the Company. The committee held two meetings during 1997. The committee is comprised of Ms. Evans and Messrs. Nogales and Sigoloff. Mr. Sigoloff serves as Chairman.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The Nominating and Corporate Governance Committee of the Board of Directors considers and makes recommendations to the Board concerning the appropriate size and needs of the Board, including the annual nomination of directors and nominees for new directors. The committee reviews and makes recommendations concerning other policies related to the Board of Directors, including committee composition, structure and size, and director compensation. The committee regularly evaluates Board performance to determine ways to enhance Board effectiveness. The committee also considers and makes recommendations to the Board concerning corporate governance issues and trends. The members of the committee are Ms. Evans and Messrs. Irani, Johnson and Nogales. Dr. Irani is Chairman of the committee, which met two times during the year.

  The Nominating and Corporate Governance Committee will consider qualified nominees for director nominated by stockholders. Stockholders wishing to make such recommendations should submit the name of the candidate and the candidate's background and qualifications to the committee, c/o the Secretary of the Company, 10990 Wilshire Boulevard, Los Angeles, California 90024 not later than January 1 of the year in which the proposed candidate is to be considered for nomination.

EXECUTIVE COMMITTEE
The Executive Committee has the authority of the Board of Directors between meetings of the Board of Directors except to the extent that such authority may be limited by the Company's Bylaws (which do not currently provide for any such limitation) or by applicable law. The members of the committee are Messrs. Sigoloff and Karatz; Mr. Sigoloff is Chairman. Dr. Irani serves as alternate member of the Committee in the event Mr. Sigoloff or Mr. Karatz is not available to act. The committee did not meet in 1997 but acted periodically by written consent.

COMPENSATION PAID TO BOARD MEMBERS
Directors who are employees of the Company receive no additional compensation for their service on the Board of Directors. Directors who are not employees of the Company are paid a quarterly retainer of $5,000, plus $1,500 for each Board of Directors meeting and $1,000 for each committee meeting attended. If two committee meetings are attended on the same day, only $500 is paid for attendance at the second committee meeting. Additionally, each committee chairman receives a quarterly retainer of $1,250. Directors may defer all or a portion of their fees until a later specified event, such as retirement. Directors are reimbursed for travel and other expenses related to attendance at Board of Directors and committee meetings.

  With a view toward further aligning the compensation of the Company's directors with the equity interests of the Company's stockholders, in 1996 the Board adopted the Kaufman and Broad Home Corporation Non-Employee Directors Stock Unit Plan (the "Directors Stock Unit Plan"). Under the Directors Stock Unit Plan, each director receives an annual grant of deferred Common Stock units ("Stock Units") as of each Annual Meeting of Stockholders. In 1997, in lieu of increasing cash fees, this annual grant was increased from 1,200 to 1,500 Stock Units in order that the total compensation paid to the Company's directors remains competitive and allows the Company to attract and retain highly qualified directors. Under the Directors Stock Unit Plan, directors may also elect to receive all or a portion of their Board retainers and meeting fees in Stock Units rather than in cash. Directors who make this election receive Stock Units valued at 110% of the cash fees to which they would otherwise have been entitled. The shares of Common Stock represented by the Stock Units will be distributed in-kind or in cash, at the election of the participating director, when he or she retires or otherwise leaves the Board. Directors earn the equivalent of cash dividends on, but do not have voting or investment power with respect to, the shares of Common Stock represented by the Stock Units.

  In furtherance of the Company's overall support for charitable giving, and in acknowledgment of the service of the Company's directors, the Company maintains the Directors' Legacy Program, under which the Company will donate up to $500,000 (in $50,000 increments) to no more than five charitable organizations or educational institutions of the director's choice upon his or her death. All directors may participate in the program. Directors vest in the program in five equal annual installments of $100,000; a director must serve on the Board for five consecutive years to be fully vested in the program. To be eligible to receive a donation, a recommended organization must be an educational institution or charitable organization and must qualify to receive tax-deductible donations under the Internal Revenue Code. The program is funded by life insurance contracts maintained by the Company on the lives of the participating directors. This funding is structured such that the life insurance proceeds are expected to equal or exceed the cost to the Company of maintaining the program. The program has no direct compensation value to directors or their families because they do not receive any direct cash or tax savings.

                     BENEFICIAL OWNERSHIP OF COMPANY STOCK

                            ------------------------

DIRECTORS AND MANAGEMENT

The following information is furnished as of February 18, 1998 to indicate the beneficial ownership of the Company's Common Stock by each director and each of the executive officers named in the Summary Compensation Table (the "Named Executive Officers") individually, and by all directors, Named Executive Officers and other executive officers as a group. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. No director, Named Executive Officer or other executive officer owns more than 1% of the Company's Common Stock, other than Mr. Karatz who owns 3.5%. As a group, all directors, Named Executive Officers and other executive officers of the Company own an aggregate of 4.7% of the Company's Common Stock.

                                                AMOUNT AND NATURE OF
                    NAME OF BENEFICIAL OWNER    BENEFICIAL OWNERSHIP (A-D)
                -----------------------------------------------------
                Steve Bartlett                                    600
                Ronald W. Burkle                                8,968
                Jane Evans                                      5,136
                Dr. Ray R. Irani                               16,353
                James A. Johnson                               24,488
                Bruce Karatz                                1,376,919
                Guy Nafilyan                                  114,818
                Luis G. Nogales                                 3,418
                Charles R. Rinehart                             5,163
                Sanford C. Sigoloff                            26,652
                Lisa G. Kalmbach                               50,297
                Michael F. Henn                                71,265
                Albert Z. Praw                                 51,646
                Glen Barnard                                   22,116
                All directors, Named Executive Officers
                  and other executive officers as a group
                  (18 persons)                              1,853,623
                -----------------------------------------------------

(a) Included are Stock Units held by non-employee directors under the Directors Stock Unit Plan in the following amounts: Mr. Burkle 8,468; Ms. Evans 3,636; Dr. Irani 4,353; Mr. Johnson 11,488; Mr. Nogales 2,918; Mr. Rinehart 5,163; and Mr. Sigoloff 11,352.

(b) Included are shares of Common Stock subject to acquisition within 60 days of February 18, 1998 through the exercise of stock options granted under the Company's employee stock plans in the following amounts: Mr. Karatz 1,193,301; Ms. Kalmbach 39,183; Mr. Henn 45,333; Mr. Praw 36,333; Mr.
    Barnard 16,333; and all executive officers as a group, 1,449,149. No non-employee director holds stock options.

(c) Included are a total of 205,588 shares of restricted Common Stock granted under the Company's employee stock plans. Mr. Karatz holds 100,000 and Mr. Nafilyan holds 50,000 shares of restricted Common Stock granted in 1991. These shares vest in twelve equal annual installments, the first of which vested in 1994; full vesting will occur in the year 2005. Mr. Karatz also holds a total of 18,773 shares of restricted Common Stock which were earned pursuant to the performance-based annual incentive compensation formula in Mr. Karatz' employment agreement and which will vest, subject to certain conditions, on his 55th birthday if he is still employed by the Company at that time. Also included are 8,802 shares of restricted Common Stock held by Mr. Karatz which were awarded in 1997 under the Company's Unit Performance Program and which cannot be sold or otherwise transferred for one year from the date of grant. In 1997, pursuant to a new compensation program under which a portion of their annual incentive bonus is determined by the Company's return on investment, the following officers also received shares of restricted Common Stock that vest one year from the date of grant: Mr. Karatz 7,266; Ms. Kalmbach 7,662; Mr. Henn 1,531; Mr. Praw 2,390; Mr. Barnard 1,874; and all executive officers as a group, 23,013.

(d) Included are shares of Common Stock held in certain trusts as follows: Mr. Henn holds 20,000 shares of Common Stock in a trust of which he is co-trustee and has a contingent beneficial interest and over which he shares voting and investment power; and Mr. Praw holds 8,522 shares of Common Stock in a trust of which he is the sole trustee and sole beneficiary and over which he exercises sole voting and investment power.

BENEFICIAL OWNERS OF MORE THAN 5 PERCENT

Based on filings made under Section 13(g) of the Securities Exchange Act of 1934, as amended, as of February 18, 1998 the only entities known to be beneficial owners of more than 5% of the Company's Common Stock were as follows:

                                                          AMOUNT AND
                                                          NATURE OF      PERCENT
                                                          BENEFICIAL       OF
               NAME AND ADDRESS OF BENEFICIAL OWNER       OWNERSHIP (A-C)  CLASS
         -----------------------------------------------------------------------
         FMR Corp.                                         5,000,474       12.8%
         82 Devonshire Street
         Boston, MA 02109

         Sound Shore Management, Inc.                      2,825,100        7.2%
         9 Sound Shore Drive
         Greenwich, CT 06836

         Wellington Management Company, LLP                2,649,300        6.8%
         75 State Street
         Boston, MA 02109
         -----------------------------------------------------------------------

(a) Pursuant to the amendment to Schedule 13G dated February 14, 1998 filed with the Securities and Exchange Commission by FMR Corp., 4,833,600 of the shares reported are beneficially owned by Fidelity Management & Research Company, an investment adviser and a wholly-owned subsidiary of FMR Corp., as a result of acting as investment advisor to various investment companies, and as to which shares FMR Corp. and Mr. Edward C. Johnson 3d exercise sole investment power but no voting power. Of the shares reported, 156,874 shares are beneficially owned by Fidelity Management Trust Company, a bank and a wholly-owned subsidiary of FMR Corp., as to which each of Mr. Johnson and FMR Corp. has sole investment power, has sole voting power with respect to 27,074 shares and has no voting power with respect to 129,800 shares. The remaining 10,000 of the shares reported are beneficially owned by Fidelity International Limited, an investment adviser of which Mr. Johnson is Chairman but which is managed independently from FMR Corp., which has the sole dispositive power and voting power with respect to such shares. FMR Corp. and Fidelity International Limited each disclaim beneficial ownership of the shares beneficially owned by the other.

(b) Pursuant to the Schedule 13G dated January 15, 1998 filed with the Securities and Exchange Commission by Sound Shore Management, Inc. ("Sound Shore"), Sound Shore, an investment adviser, has sole dispositive power with respect to all shares which are reported as beneficially owned, sole voting power with respect to 2,470,100 shares, shared voting power with respect to 98,000 shares and no voting power with respect to 257,000 shares.

(c) Pursuant to the Schedule 13G dated January 14, 1998 filed with the Securities and Exchange Commission by Wellington Management Company, LLP ("WMC"), WMC, an investment adviser, has shared investment power and no voting power with respect to all shares reported as beneficially owned. Pursuant to the Schedule 13G dated February 9, 1998 filed with the Securities and Exchange

    Commission by Vanguard/Windsor Fund Inc.-Windsor Fund ("Windsor"), 100 Vanguard Boulevard, Post Office Box 2600, Malverne, PA 19355, Windsor, an investment company to which WMC is an investment adviser, has shared investment power and sole voting power with respect to all shares reported as beneficially owned by WMC.


                     PERSONNEL, COMPENSATION AND STOCK PLAN
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                            ------------------------

COMPENSATION PHILOSOPHY AND OBJECTIVES
The Company views executive compensation as a key element to motivate the Company's executives to build stockholder wealth and to achieve the Company's annual business plan. To this end, the Company's executive compensation philosophy is based on a total compensation approach, which requires constant analysis of both annual and long-term compensation and which is intended to:

- link compensation to the creation of stockholder value;
- reward contributions that further the Company's mission by aligning individual performance objectives with the Company's performance objectives;
- balance compensation elements to encourage the achievement of both short-term business plans and long-term strategic objectives; and
- attract, retain and motivate executives of the highest quality.

  Under the Company's total compensation approach, annual incentive compensation is typically determined by the pre-tax, pre-incentive profit and return on investment of the Company (or a particular business unit). Long-term compensation awards are determined by the Company's cumulative earnings per share and the Company's (or a particular business unit's) average return on investment over a specified period of years. Additionally, in determining the level of annual and long-term compensation, qualitative data are analyzed to ensure that qualitative achievements are fully recognized. This total compensation approach puts a large portion of executives' compensation "at risk" based on the Company's performance, as well as their individual performance. The Personnel, Compensation and Stock Plan Committee (the "Compensation Committee") believes that this is a balanced approach that motivates the Company's executives to continually improve the Company's performance.

  The Company's performance continued to improve in 1997 over a successful 1996: total revenues increased 5% over 1996; earnings per share increased 21% over 1996 (excluding the 1996 non-cash charge for impairment of long-lived assets); unit deliveries increased 12% over 1996; and 1997 year-end backlog value increased 56% over 1996. In addition, the trading price of the Company's Common Stock on the New York Stock Exchange increased 74% during calendar year 1997. Improved results were largely achieved through the Company's excellent progress on two major strategies adopted at the beginning of 1997: accelerated growth and implementation of the Company's new, process-driven operational business model, "KB2000". The Company's 1997 results were also assisted by improved market conditions in California and France, two of the Company's principal markets.

COMPENSATION IN 1997
The following generally describes how the Company's executive officers and, in particular, the

Named Executive Officers, were paid in 1997. Please see the compensation tables at pages 20 - 22 for a detailed presentation of compensation earned by the Named Executive Officers in 1997. The specifics of Chief Executive Officer compensation are addressed separately in this report.

Base Salaries. Base salaries are viewed as compensation for an executive's ongoing contribution to the performance of the business units for which he or she is responsible. Increases in executive base salaries are made by reference to the Compensation Committee's assessment of each executive's contribution to the Company's business and by reference to the Company-wide budget for base salary increases. Executive base salaries are targeted to be competitive with average base salaries paid to executives with comparable responsibilities at other companies in the real estate sector.

  Base salaries for all Company employees was increased by 4.5% on average in 1997. This increase was authorized by the Compensation Committee in light of the Company's improved performance, and by general reference to national trends across industries. Individual base salary increases are determined by individual performance and contribution levels and ranged from 0% to 15% in 1997, excluding promotional increases. Base salary increases for the Named Executive Officers in 1997 were consistent with the Company-wide increase and the Company's merit distribution philosophy.

Annual Incentive Awards. Annual incentives are paid in cash and restricted shares of the Company's Common Stock and are intended to reward executives for improved short-term performance by the Company. In general, annual cash incentive awards paid to executives are determined by the pre-incentive, pre-tax profit of the business operations for which they are responsible, but may be increased or decreased depending upon the return on investment from those operations (the "ROI Modifier"). This approach is intended to motivate executives to improve the Company's overall performance through a balanced approach, as measured by two distinct indicators of financial performance. Annual incentive awards are targeted to be competitive with the upper quartiles of incentive awards made to executives with comparable responsibilities at other companies in the real estate sector.

  In 1997, certain officers, including Ms. Kalmbach and Messrs. Barnard and Karatz, earned annual cash incentive awards based upon a specific percentage of the Company's (or a particular business unit's) pre-incentive, pre-tax profit, as adjusted by the ROI Modifier. Annual incentive bonuses for certain other executives, including Messrs. Henn and Praw, were determined by a combination of a percentage participation in the Company's (or a particular business unit's) pre-incentive, pre-tax profit, as adjusted by the ROI Modifier, and the Compensation Committee's assessment of their individual job performance.

  In the event the annual cash incentive compensation earned by Ms. Kalmbach and Messrs. Barnard and Praw exceeds a specified level, or the annual incentive compensation of any executive, including the Named Executive Officers, increases as a result of the ROI Modifier, such compensation will be paid in shares of restricted Common Stock rather than in cash. Accordingly, as a result of the ROI Modifier, each of the Named Executive Officers received shares of restricted Common Stock in 1997. Please see the "Summary Compensation Table" at page 20 for the shares of restricted Common Stock earned by the Named Executive Officers in 1997 pursuant to the ROI Modifier.

  Because cash incentive compensation earned by the Company's executive officers is largely determined by the Company's performance, executive officers earned more cash incentive compensation in 1997 than they did in 1996 as a result of the

Company's improved performance. Of the total cash compensation earned by the Named Executive Officers in 1997, 61% was from incentives determined by the Company's performance, up from 55% in 1996.

Long-Term Incentive Compensation. Long-term incentive compensation is generally awarded in the form of stock option grants, as well as Performance Unit awards under the Company's Unit Performance Program.

  By providing executives with an ownership stake in the Company, stock options are intended to align executive interests with stockholder interests and to motivate executives to continually improve the long-term performance of the Company. As shown in the table entitled "Option/SAR Grants in Last Fiscal Year" on page 21, in 1997 stock options were awarded to Messrs. Henn and Karatz. Ms. Kalmbach and Messrs. Barnard and Praw did not receive an award in fiscal 1997 because they each received a special grant in late 1996 upon their respective promotions to Senior Vice President and Regional General Manager.

  In 1997, the Compensation Committee also made awards of Performance Units under the Unit Performance Program, which was implemented in 1996. This incentive compensation program is intended to motivate senior management toward improving the Company's long-term performance by providing long-term incentive compensation which is tied to specified long-term performance objectives for the Company. Participants in the Unit Performance Program include all executive officers, division presidents and certain other senior managers.

  The value of Performance Units awarded under the Unit Performance Program is measured over the period that the Performance Unit is outstanding by (i) the Company's cumulative earnings per share and (ii) the average return on investment of the specific operations for which the participating executive is responsible. The weighting of both factors, as well as the individual performance targets for each executive, are established on an annual basis by the Compensation Committee. For all Performance Units awarded in 1997, earnings per share will determine 75% of the value of the award and return on investment will determine 25% of the value of the award. Performance Unit payouts, if any, may be paid in cash or in stock or stock equivalents, at the discretion of the Compensation Committee. It is the Compensation Committee's intention to payout Performance Units in stock or stock equivalents only. Please see "Long-Term Incentive Plans -- Awards in Last Fiscal Year" at page 22 for the Performance Units granted to each Named Executive Officer in 1997.

  The value of Performance Units awarded under the Unit Performance Program are realized, if at all, three years after the date of award, with the exception of a one-time grant made at the beginning of the 1996 fiscal year which had a two year vesting cycle and an opportunity to earn a two-thirds payout. The two-year Performance Units vested at the end of fiscal 1997 and were paid out in shares of the Company's Common Stock, underscoring the Compensation Committee's commitment to aligning executive interests with stockholder interests through increasing the levels of stock ownership by the Company's executives. Please see "Summary Compensation Table" at page 20 for the shares of Common Stock issued to each Named Executive Officer upon the vesting of their Performance Units in 1997.

  In addition, in 1997 the Compensation Committee approved a separate long-term incentive plan for executives of Kaufman and Broad France, the Company's subsidiary based in Paris, France. This new plan, under which participants have received options to purchase shares of Kaufman and Broad France, is intended to motivate the participants to enhance the value of the Company's French operations. Employees of Kaufman and Broad France do not participate in the Unit Performance Program.

Compensation of Chief Executive Officer in 1997. In keeping with the Company's compensation objec-tives, Mr. Karatz' compensation is largely driven by cash and stock-based incentives that are directly tied to the Company's financial performance.

  Mr. Karatz entered into a new employment agreement with the Company in 1996. The agreement provides that the Board of Directors may, in its discretion, increase or decrease Mr. Karatz' base salary from time to time, provided that any decrease does not fall below a specified minimum salary. In view of the Company's improved performance in 1996, and the fact that Mr. Karatz' base salary was not increased in 1996, upon the recommendation of the Compensation Committee, effective January 1, 1997 the Board of Directors increased Mr. Karatz' 1997 base salary to $700,000. Mr. Karatz also received an annual incentive bonus of cash and restricted Common Stock in 1997, the amount of which was determined by a formula based on the Company's pre-incentive, pre-tax profit and return on investment. All incentive compensation paid to Mr. Karatz under his employment agreement is made under and subject to the limitations set forth in the Kaufman and Broad Home Corporation Performance-Based Incentive Plan for Senior Management, which was approved by the Company's stockholders in 1995 and is designed to qualify incentive compensation in excess of $1 million paid to the Named Executive Officers for a tax deduction under Section 162(m) of the Internal Revenue Code ("Section 162(m)"). Under his employment agreement Mr. Karatz is also entitled to receive other benefits afforded to other executives of the Company and, accordingly, in 1997 Mr. Karatz received a discretionary award of 100,000 stock options and 300 Performance Units under the Unit Performance Program in accordance with the principles described above.

  Because the incentive compensation formula in Mr. Karatz' new agreement reduced his annual cash incentive compensation in favor of performance-contingent awards of restricted Common Stock, Mr. Karatz earned 29% less cash compensation in 1997 under his new agreement than he would have earned under his former employment agreement.

POLICY ON DEDUCTIBILITY OF COMPENSATION
The Company intends to comply with the requirements of Section 162(m) with respect to maintaining tax deductibility for all executive compensation, except in circumstances when the Compensation Committee believes that such compliance would not be in the best interests of the Company or its stockholders. The Company believes that all executive officer compensation paid in 1997 met the deductibility requirements of Section 162(m).

PERSONNEL, COMPENSATION AND STOCK PLAN COMMITTEE
The Compensation Committee is responsible for setting the compensation strategy of the Company. The Compensation Committee establishes and monitors principal executive compensation programs, including those covering the Named Executive Officers. For each of the Company's executive officers, the Compensation Committee approves annual base salary, annual incentive bonus awards, and long-term incentive awards. The Compensation Committee also approves all officer nominations and annual merit increase guidelines for all Company employees. The Compensation Committee is composed entirely of non-employee directors.

  This report is respectfully submitted by the members of the Compensation
Committee:

James A. Johnson, Chairman
Ronald W. Burkle
Dr. Ray R. Irani
Charles R. Rinehart

  The above Compensation Committee Report and the Common Stock Price Performance graphs set forth on pages 17 and 18 shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                       KAUFMAN AND BROAD HOME CORPORATION
                         COMMON STOCK PRICE PERFORMANCE

                            ------------------------

  The graphs below compare the cumulative total return(a) of Kaufman and Broad Home Corporation, the S&P 500 Index, the S&P Homebuilding Index and the Dow Jones Home Construction Index for each of the last five and two fiscal year-end periods, respectively. The Dow Jones Home Construction Index and the two year graph are presented for informational purposes only.

LAST FIVE FISCAL YEARS

                                              DOW JONES         S & P
   MEASUREMENT PERIOD        KAUFMAN AND        HOME        HOMEBUILDING      S & P 500
  (FISCAL YEAR COVERED)      BROAD HOME     CONSTRUCTION        INDEX           INDEX
1992                            100             100             100             100
1993                            132             116             130             110
1994                             85              80              73             111
1995                             89             131             105             152
1996                             90             123             106             195
1997                            154             187             157             250

LAST TWO FISCAL YEARS

                                              DOW JONES         S & P
   MEASUREMENT PERIOD        KAUFMAN AND        HOME        HOMEBUILDING      S & P 500
  (FISCAL YEAR COVERED)      BROAD HOME     CONSTRUCTION        INDEX           INDEX
1995                            100             100             100             100
1996                            101              94             101             128
1997                            174             143             150             164

  The above graphs are based upon the Common Stock and index prices calculated as of the last trading day before December 1st for each of the fiscal year-end periods presented. The Company's November 28, 1997 closing Common Stock price on the New York Stock Exchange was $21.6875 per share. On February 18, 1998, the Company's Common Stock closed at $25.875 per share. The performance of the Company's Common Stock depicted in the graphs above represents past performance only and is not indicative of future performance.

(a) Total return assumes $100 invested at market close on November 30, 1992 and November 30, 1995, respectively, in Kaufman and Broad Home Corporation, the S&P 500 Index, the S&P Homebuilding Index, and Dow Jones Home Construction Index including reinvestment of dividends.

(b) The four companies that comprise the S&P Homebuilding Index are: Centex Corporation, Fleetwood Enterprises, Inc., Pulte Corporation and the Company. The eight companies that comprise the Dow Jones Home Construction Index are:
    Centex Corporation, Champion Enterprises, Inc., Clayton Homes, Inc., Lennar Corporation, Oakwood Homes Corporation, Pulte Corporation, Walter Industries, Inc. and the Company.

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

                            ------------------------

EMPLOYMENT AGREEMENTS

Since the beginning of fiscal 1996, Mr. Karatz has been employed under an agreement which provides for a six-year term and which will thereafter be automatically renewed for a one-year period each December 1, subject to the right of Mr. Karatz or the Company to terminate on six months' prior notice. In the event Mr. Karatz' employment is terminated prior to expiration of the agreement as a result of a "change of ownership" of the Company or termination of his employment without cause, he will receive a payment equal to two times his average annual compensation for the prior three fiscal years. Mr. Karatz is entitled to receive similar benefits in the event his employment is terminated as a result of death or disability.

  The annual incentive bonus formula in Mr. Karatz' employment agreement provides him with an opportunity to earn an annual cash incentive bonus in an amount equal to 1.25% of the Company's pre-incentive, pre-tax profit. The formula further provides that no such bonus will be paid in any year in which the Company does not achieve a specified pre-tax return on equity and, if paid, such bonus may not exceed a specified dollar amount. The bonus formula in the agreement also includes an opportunity to earn an annual award of restricted Common Stock. The number of shares of restricted Common Stock awarded each year, if any, is determined by dividing (i) the product of .50% times the Company's pre-incentive, pre-tax profit in excess of $50,000,000 by (ii) the average trading price of the Company's Common Stock on the date of grant. No annual bonus of restricted Common Stock will be awarded to Mr. Karatz pursuant to this formula in any year in which the Company does not generate pre-incentive, pre-tax profit exceeding $50,000,000 and, if such level is exceeded, there is a specified limit on the number of shares that may be awarded. The shares of restricted Common Stock awarded pursuant to this formula will vest, subject to certain conditions, on October 10, 2000, his 55th birthday, if he is still employed by the Company at that time. In 1997, along with certain other key executives of the Company, Mr. Karatz's annual incentive bonus formula was revised by the Compensation Committee to include an ROI Modifier. Any increases in Mr. Karatz' annual incentive bonus as a result of the ROI Modifier are to be paid in shares of restricted Common Stock that vest one year from the date of grant; any decreases are to be deducted from Mr. Karatz' annual cash incentive bonus. Please see the Compensation Committee Report at page 14 for a description of the ROI Modifier.

  Under his agreement, Mr. Karatz is entitled to a specified minimum annual base salary, which is subject to annual adjustment in the discretion of the Board of Directors. Mr. Karatz is also entitled to a nonqualified retirement arrangement pursuant to which he will receive an annual pension of $492,000, payable for 25 years, if he continues in the employment of the Company until age 60. If Mr. Karatz retires before or after age 60, he will be entitled to a lesser or greater amount, as the case may be, pursuant to an actuarially defined formula based on the returns from continuing annual contributions by the Company to a retirement trust. Based on this formula, if Mr. Karatz retires after age 60, his annual pension will increase by varying amounts, but at an average annual rate of 13.7%. The retirement arrangement is structured so that upon Mr. Karatz' death, the Company will recover

105% of the after-tax cost to the Company of his retirement benefit. The retirement arrangement also contemplates certain benefits prior to retirement in the event of death, disability, or a "change in control" of the Company.

  No other Named Executive Officer has an employment agreement with the Company.

CHANGE IN CONTROL ARRANGEMENTS
Under the Kaufman and Broad Home Corporation 1988 Employee Stock Plan, the Kaufman and Broad Home Corporation Performance-Based Incentive Plan for Senior Management and the proposed Kaufman and Broad Home Corporation 1998 Stock Incentive Plan, all outstanding stock options will become fully exercisable and all restrictions on outstanding shares of restricted Common Stock or other awards shall lapse upon a "change of ownership" of the Company. A change of ownership will be deemed to occur if (i) current members of the Board of Directors or other directors elected by three-quarters of the current members or their respective replacements (excluding certain individuals who took office in connection with an acquisition of 20% or more of the Company's voting securities or in connection with an election contest) cease to represent a majority of the Board or (ii) the Board determines that a change of ownership has occurred. The Unit Performance Program, which is administered under the Company's stockholder approved employee stock plans, provides that upon a change of ownership, each outstanding Performance Unit will be paid in cash at the target level. The Kaufman and Broad France Incentive Plan provides that in the event of a change of ownership, all outstanding options shall become fully exercisable. The Directors Stock Unit Plan provides that upon a change of ownership, all outstanding Stock Units will be paid in cash or shares of Common Stock, in accord with the prior election made by each participating director. The Directors' Legacy Program provides that upon a change of ownership of the Company, all participating directors shall become immediately vested under the program, and the Company shall create an irrevocable trust into which it shall transfer sufficient assets (including the directors' life insurance policies) to make the designated charitable contributions for the participating directors.

  The Company also maintains a non-qualified Executive Deferred Compensation Plan. From 1985 to 1992, pursuant to the plan Mr. Karatz deferred receipt of a certain amount of pre-tax income, plus a Company matching contribution, until retirement, termination or certain other events, including a "change in control." A change in control is defined in the plan to include the acquisition by a person or "group" (as defined) of 25% or more of the Company's voting power, a transaction which results in a change in a majority of the then-incumbent Board or the Company ceasing to be publicly owned. No new contributions to the Executive Deferred Compensation Plan may be made, but the Company continues to pay interest on prior contributions still held in the plan.

                             EXECUTIVE COMPENSATION

                            ------------------------

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth the total compensation earned by each of the Named Executive Officers for the fiscal years ended November 30, 1997, 1996 and 1995.

                                                                             LONG-TERM COMPENSATION
                                                                       ----------------------------------
                                                                               AWARDS     PAYOUTS
                                                                       ----------------------------------
                                       ANNUAL COMPENSATION                           SECURITIES
                             ----------------------------------------  RESTRICTED    UNDERLYING    LTIP
                     FISCAL                           OTHER ANNUAL       STOCK        OPTIONS/   PAYOUTS       ALL OTHER
 NAME AND POSITION   YEAR    SALARY($)  BONUS($)   COMPENSATION($)(A)  AWARDS($)(B)   SARS(#)     ($)(C)   COMPENSATION($)(D)
 ---------------------------------------------------------------------------------------------------------------------------
Bruce Karatz         1997    $695,838  $1,184,125          -0-          $383,507       100,000   $300,000       $ 58,616
  Chairman and Chief 1996     650,000     976,413          -0-           140,565        50,000        -0-         53,503
  Executive Officer  1995     608,333     830,533          -0-               -0-        50,000        -0-         52,191
----------------------------------------------------------------------------------------------------------------------------
Lisa G. Kalmbach     1997     250,000     712,429          -0-           168,564           -0-     75,000         14,750
  Senior Vice        1996     143,090     505,587          -0-               -0-        35,000        -0-          7,685
  President
  and Regional       1995     120,000     379,606          -0-               -0-        10,000        -0-          7,200
  General
  Manager
---------------------------------------------------------------------------------------------------------------------------
Michael F. Henn      1997     333,083     249,528          -0-            33,682        40,000    150,000         19,985
  Senior Vice        1996     311,000     214,698          -0-               -0-        20,000        -0-         17,160
  President
  and Chief          1995     300,000     150,553          -0-               -0-        20,000        -0-          9,240
  Financial
  Officer
---------------------------------------------------------------------------------------------------------------------------
Albert Z. Praw       1997     250,000     321,027          -0-            52,580           -0-    150,000         15,000
  Senior Vice        1996     311,000     187,200          -0-               -0-        45,000        -0-         17,075
  President
  and Regional       1995     300,000     162,000          -0-               -0-        40,000        -0-          5,790
  General
  Manager
---------------------------------------------------------------------------------------------------------------------------
Glen Barnard         1997     250,000     291,134          -0-            41,228           -0-     75,000          9,000
  Senior Vice        1996     219,166     150,339          -0-               -0-        35,000        -0-          5,850
  President
  and Regional       1995(e)  100,000     107,160          -0-               -0-        10,000        -0-            -0-
  General
  Manager
---------------------------------------------------------------------------------------------------------------------------

(a) The Named Executive Officers listed in this table receive certain personal benefits; however, such benefits do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus for any of the years reported.

(b) As part of his 1997 incentive compensation, Mr. Karatz received a grant of 8,642 shares of restricted Common Stock pursuant to the performance-based incentive compensation formula in his employment agreement. The shares of restricted Common Stock vest, subject to certain conditions, upon Mr. Karatz' 55th birthday if he is still employed by the Company at that time. The value of the award is based on the average trading price of the Company's Common Stock on the New York Stock Exchange on the date of grant (February 5, 1998).

    In 1997, the Named Executive Officers received the following awards of restricted Common Stock as a result of the ROI Modifier: Mr. Karatz 7,266 shares; Ms. Kalmbach 7,662 shares; Mr. Henn 1,531 shares; Mr. Praw 2,390 shares; and Mr. Barnard 1,874 shares. The value of these awards was determined by reference to the average trading price of the Company's Common Stock on the New York Stock Exchange on the date of grant (December 1, 1997).

(c) Payouts in 1997 under the Company's long-term incentive program, the Unit Performance Program, were made in shares of Common Stock or shares of restricted Common Stock. Accordingly, in 1997 the Named Executive Officers earned the following payouts under the Unit Performance Program: Mr. Karatz 13,636 shares; Ms. Kalmbach 3,409 shares; Mr. Henn 6,818 shares; Mr. Praw 6,818 shares; and Mr. Barnard 3,409 shares. The actual number of shares delivered to certain of the Named Executive Officers was less than the amount shown because shares were withheld for income tax purposes.

(d) These amounts represent the Company's aggregate contributions to the Company's 401(k) Savings Plan, Supplemental Nonqualified Deferred Compensation Plan and the amount of interest earned on the Executive Deferred Compensation Plan at a rate in excess of 120% of the applicable federal rate. In fiscal 1997, the Named Executive Officers accrued the following respective amounts under such plans: Mr. Karatz $9,000, $32,750 and $16,866; Ms. Kalmbach $9,000, $5,750 and -$0-; Mr. Henn $9,000, $10,985
    and -$0-; Mr. Praw $9,000, $6,000 and -$0-; and Mr. Barnard $9,000, -$0- and
    -$0-.

(e) Mr. Barnard joined the Company on June 1, 1995; accordingly, the amounts set forth in the table for 1995 represent less than a full year's compensation.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                                                             VALUE AT
                     NUMBER OF      PERCENT OF TOTAL                                  ASSUMED RATE OF STOCK
                     SECURITIES       OPTIONS/SARS                                    PRICE APPRECIATION FOR
                     UNDERLYING        GRANTED TO       EXERCISE OR                       OPTION TERM(C)
                    OPTIONS/SARS      EMPLOYEES IN      BASE PRICE     EXPIRATION    ------------------------
       NAME         GRANTED(#)(A)     FISCAL YEAR        ($/SH)(B)        DATE         5%($)         10%($)
------------------------------------------------------------------------------------------------------------
Bruce Karatz           100,000            26.2%           $ 13.88          2/5/12    $1,497,552    $4,410,020
Lisa G. Kalmbach             0               0                  0               0             0             0
Michael F. Henn         40,000            10.5              14.13         1/19/12       609,810     1,795,780
Albert Z. Praw               0               0                  0               0             0             0
Glen Barnard                 0               0                  0               0             0             0

--------------------------------------------------------------------------------

(a) All options granted in 1997 were for shares of Common Stock and are exercisable in cumulative 33% installments commencing one year from the date of grant, with full vesting occurring on the third anniversary of the date of grant. Vesting may be accelerated upon certain events related to a change of ownership in the Company. Ms. Kalmbach, and Messrs. Praw and Barnard, did not receive stock option awards during 1997 because they each received an award of 25,000 options upon their respective promotions to Senior Vice President and Regional General Manager in September 1996.

(b) All options were granted at market value on the date of grant. The term "market value" as used with respect to this table was computed as the average of the high and low stock prices for the Company's Common Stock on the New York Stock Exchange on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by withholding a number of the underlying shares, subject to certain conditions.

(c) Gains are net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation over the 15-year term of the options. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved, or may be exceeded.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION/SAR VALUES

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                        OPTIONS/SARS                IN-THE-MONEY OPTIONS AT
                      SHARES                        AT FISCAL YEAR END(#)            FISCAL YEAR END($)(B)
                    ACQUIRED ON      VALUE       ---------------------------     -----------------------------
       NAME         EXERCISE(#)  REALIZED($)(A)  EXERCISABLE   UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
 ------------------------------------------------------------------------------------------------------------
Bruce Karatz             0            $ 0         1,139,968       176,000         $18,282,528     $  1,345,840
Lisa G. Kalmbach         0              0            35,183        32,667             237,782          257,748
Michael F. Henn          0              0            24,000        76,000             186,720          580,530
Albert Z. Praw           0              0            28,333        56,667             244,740          474,048
Glen Barnard             0              0            14,333        30,667             122,795          255,493

--------------------------------------------------------------------------------

(a) Represents the difference between the market value of the Company's Common Stock at exercise minus the exercise price of the options.

(b) Represents the difference between the $21.6875 closing price of the Company's Common Stock on November 28, 1997 on the New York Stock Exchange and the exercise price of the options.

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

The following table provides information on long-term incentive awards granted in 1997 to the Named Executive Officers under the Unit Performance Program. Please also see the Compensation Committee Report at pages 13 - 16.

                                                                     ESTIMATED FUTURE PAYOUT IN SHARES
                                                                              OF COMMON STOCK
                     NUMBER OF PERFORMANCE                        ----------------------------------------
       NAME               UNITS(#)(A)        PERFORMANCE PERIOD   THRESHOLD(#)(B)   TARGET(#)   MAXIMUM(#)
----------------------------------------------------------------------------------------------------------
Bruce Karatz                  300            12/1/96 - 11/30/99          5,072         11,594      17,391
Lisa G. Kalmbach              150            12/1/96 - 11/30/99          2,536          5,797       8,696
Michael F. Henn               200            12/1/96 - 11/30/99          3,382          7,729      11,594
Albert Z. Praw                150            12/1/96 - 11/30/99          2,536          5,797       8,696
Glen Barnard                  150            12/1/96 - 11/30/99          2,536          5,797       8,696
----------------------------------------------------------------------------------------------------------

(a) At the beginning of 1997, the Company awarded Performance Units under the Unit Performance Program for the 1997-1999 performance period. Each Performance Unit represents the opportunity to receive an award payable in cash or shares of Common Stock; the Company currently intends to pay awards in shares of Common Stock. The number of shares that will be awarded at payout, if any, will be determined by dividing the dollar value of the Performance Unit at payout (ranging from threshold to maximum, as the case may be) by the average trading price of a share of Common Stock on the date of payout. The estimated future payouts set forth in the table above were determined by reference to the average trading price of the Company's Common Stock on the New York Stock Exchange on February 18, 1998 of $25.875. The value of Performance Units at the time of payout will be determined by the Company's cumulative earnings per share (weighted at 75%) and average return on investment (weighted at 25%) during the performance period. The target value of a Performance Unit is $1,000. Performance Units will pay out at the target value if a specified, targeted cumulative earnings per share and average return on investment are achieved for the period. For the Named Executive Officers, the threshold amount, equal to 43.75% of the target amount, will be earned at the achievement of a specified minimum cumulative earnings per share and average return on investment for the period. Achievement of either the specified minimum cumulative earnings per share or average return on investment, but not both, would result in a smaller payout than the threshold amounts shown in the above table. Performance Units will pay out at the maximum value, equal to 150% of the target value, if the specified maximum cumulative earnings per share and average return on investment for the performance period are achieved or exceeded.

(b) No award will be made upon the vesting of a Performance Unit if neither the specified minimum cumulative earnings per share nor the specified minimum average return on investment is achieved for the 1997-1999 performance period.

                                 PROPOSAL TWO:
                           1998 STOCK INCENTIVE PLAN

                            ------------------------

  On February 5, 1998, the Company's Board of Directors adopted the Kaufman and Broad Home Corporation 1998 Stock Incentive Plan (the "1998 Plan"), subject to approval by the Company's stockholders.

  The 1998 Plan is intended to replace the Kaufman and Broad Home Corporation 1988 Employee Stock Plan, which, at February 18, 1998, had only 377,031 shares of Common Stock remaining and available for awards thereunder, which is approximately equivalent to one grant cycle. Under the proposed 1998 Plan, the Company may grant to eligible employees stock options, restricted stock, performance stock, stock units and limited stock appreciate rights. The 1998 Plan will support the Company's ongoing effort to align the interest of management and other key employees with those of the Company's stockholders by providing incentives that are directly linked to the profitability of the Company's business and increases in stockholder value. ACCORDINGLY, THE 1998 PLAN WILL FORM AN IMPORTANT PART OF THE COMPANY'S OVERALL COMPENSATION PROGRAM, AND YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

  The following summary of the main features of the 1998 Plan is qualified in its entirety by the complete text of the 1998 Plan, copies of which may be obtained by making a written request to the Company's Secretary and will be available at the Annual Meeting.

ELIGIBILITY
Officers, other employees or prospective employees of, and consultants or advisors to, the Company, its subsidiaries and its affiliates who are responsible for or contribute to the management, growth and long-term profitability and value of the Company will be eligible to receive awards under the 1998 Plan. Approximately 100 Company employees are currently eligible to receive awards under the Kaufman and Broad Home Corporation 1988 Employee Stock Plan and the Company expects that approximately the same number initially would be eligible to receive awards under the 1998 Plan. No determination has been made, however, as to which of the Company's employees will receive grants under the 1998 Plan; therefore, the benefits to be allocated thereunder to any individual or to various groups of employees are not presently determinable.

ADMINISTRATION
If approved by stockholders, the 1998 Plan will be administered by the Board of Directors and/or a Committee of the Board of Directors (the "Committee"). The Committee will select the individuals to whom awards will be granted and will set the terms of such awards. It is currently anticipated that the 1998 Plan will be administered by the Compensation Committee or a subcommittee thereof.

  Subject to the express provisions of the 1998 Plan (including the prohibition in the 1998 Plan on repricing stock options without stockholder approval), the Committee has broad authority to administer and interpret the 1998 Plan, including, without limitation, authority to determine who is eligible to participate in the 1998 Plan and to which of such persons, and when, awards are to be granted under the 1998 Plan, to determine the number of shares of Common Stock subject to awards and the exercise or purchase price of such shares under an award, to establish and verify the extent of satisfaction of any performance goals applicable to awards, to prescribe and amend the terms of the agreements evidencing awards made under the 1998 Plan, and to make all other determinations deemed necessary or advisable for the administration of the 1998 Plan.

STOCK SUBJECT TO THE 1998 PLAN
The aggregate number of shares of the Company's Common Stock that can be issued under the 1998 Plan may not exceed 1,900,000. The number of shares subject to the 1998 Plan and to outstanding awards under the 1998 Plan will be appropriately adjusted by the Board of Directors if the Company's Common Stock is affected through a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than routine cash dividends) or other distribution, stock split, spin-off or sale of substantially all of the Company's assets. For purposes of calculating the aggregate number of shares issued under the 1998 Plan, only the number of shares of Common Stock actually issued upon exercise, vesting or settlement of an award and not returned to the Company upon cancellation, expiration or forfeiture of an award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an award shall be counted.

  The maximum number of shares of Common Stock that can be subject to options and limited stock appreciation rights granted to any participant in any calendar year may not exceed 1,000,000. The maximum number of shares that can be subject to all other types of awards under the 1998 Plan granted to any participant in any calendar year may not exceed 250,000 in the aggregate.

AWARDS
The 1998 Plan authorizes the grant and issuance of the following types of awards: stock options and associated limited stock appreciation rights, restricted stock, performance stock, and stock units:

Stock Options. Subject to the express provisions of the 1998 Plan and as discussed in this paragraph, the Committee has discretion to determine the vesting schedule of options, the events causing an option to expire, the number of shares subject to any option, the restrictions on transferability of an option, and such further terms and conditions, in each case not inconsistent with the 1998 Plan, as may be determined from time to time by the Committee. Except in the event of a "change of ownership" (as defined in the 1998 Plan and described below) no option granted to a participant subject to Section 16 of the Securities Exchange Act of 1934 shall become exercisable within six months from the date it was granted. Options granted under the 1998 Plan may be either incentive stock options ("Incentive Stock Options") qualifying under Section 422 of the Internal Revenue Code (the "Code") or options which are not intended to qualify as Incentive Stock Options ("Nonqualified Options").

  The exercise price for options may not be less than 100% of the fair market value of the Company's Common Stock on the date the option is granted, except that in the case of options granted in assumption and substitution of options held by employees of a company acquired by the Company, the exercise price of such options may be above or below the fair market value of the Company's Common Stock on the date the option is granted. In addition, if a participant is required to pay or forego cash compensation prior to receiving an option, the aggregate exercise price of the option may be reduced by the amount paid or foregone. Unless approved by stockholders, the exercise price of options cannot be repriced.

Limited Stock Appreciation Rights. The Committee may determine at the time of grant of an option or thereafter to grant a limited stock appreciation right relating to an option which shall only be exercisable during the 91-day period commencing upon the occurrence of a change of ownership (as defined in the 1998 Plan and described below). Upon the exercise of a limited stock appreciation right, the optionee is entitled to receive a cash payment equal to the excess of the fair market value of a share of Common Stock or the offer price per share of Common Stock, whichever is higher, over the option price of the related option.

Performance Stock. Performance stock is an award of shares, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as may be specified by the Committee. Subject to the express provisions of the 1998 Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any performance stock award, including the number of shares of Common Stock subject to a performance stock award or a formula for determining such, the performance criteria and level of achievement versus these criteria which determine the number of shares granted, issued, retainable and/or vested, the period (if applicable) as to which performance shall be measured for determining achievement of performance, forfeiture provisions, the effect of termination of employment for various reasons, and such further terms and conditions, as may be determined from time to time by the Committee. The performance criteria upon which performance shares are granted, issued, retained and/or vested may be based on financial performance and/or personal performance evaluations, except that for any performance stock that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Section 162(m) the performance criteria shall be a measure based on one or more Qualifying Performance Criteria (as defined below). Notwithstanding satisfaction of any performance goals, the number of shares of Common Stock granted, issued, retainable and/or vested under a performance stock award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

Restricted Stock. The Committee may also issue or transfer shares of Common Stock to a participant under an award of restricted stock. Restrictions on shares issued under an award of restricted stock will lapse no earlier than two years from the date of grant, unless the lapsing of the restrictions is contingent upon the attainment of specified performance criteria, in which case the restrictions may lapse earlier. Stock certificates for such shares will be held by the Company during the restriction period and cannot be transferred by the grantee prior to the termination of that period. The grantee, however, may be entitled to vote the shares and receive dividends currently.

Stock Units. The 1998 Plan also authorizes the Committee to grant to participants, either alone or in settlement of options and awards of performance stock or restricted stock thereunder, awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, the value of Common Stock (such awards are referred to herein as "stock units"). Stock units may be settled in stock or in cash upon termination of a participant's employment or otherwise, as specified in the 1998 Plan and by the Committee. The Committee has the discretion to determine the participants to whom stock unit awards are to be made, the times at which such awards are to be made, the size of such awards and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. The provisions of the stock unit awards will be subject to such rules and regulations as the Committee shall determine at the time of grant. For example, stock unit awards may, but need not, provide that (i) the participant is not permitted to sell, transfer, pledge or assign any shares involved prior to the date on which such shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses, (ii) the participant has the right to receive currently or on a deferred basis interest or dividends, or interest or dividend equivalents, and (iii) such awards are subject to forfeiture provisions, all as the Committee shall determine.

Qualifying Performance Criteria and Section 162(m) Limits. The 1998 Plan is designed so that awards made thereunder may satisfy the requirements for "performance-based" compensation under Section 162(m). The performance criteria for any restricted stock, performance stock or stock unit that is intended to satisfy the requirements for "performance based compensation" under Section 162(m) shall be any one or more of the following qualifying performance criteria ("Qualifying Performance Criteria"), either individually or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, and measured either on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as pre-established by the Committee under the terms of the award: (a) pre-tax income, (b) after-tax income, (c) cash flow, (d) earnings per share (including earnings before interest, taxes, depreciation and amortization), (e) return on equity, (f) total shareholder return, (g) return on capital, (h) unit volume, (i) net sales, or (j) service quality, in each case as determined in accordance with Generally Accepted Accounting Principles, if applicable.

CHANGE OF OWNERSHIP
Unless otherwise specifically determined by the Committee at time of grant, all outstanding options and all restrictions on outstanding awards shall lapse on a change of ownership. A "change of ownership" will be deemed to occur if (i) current members of the Board of Directors or other directors elected by three-quarters of the current members or their respective replacements (excluding certain individuals who took office in connection with an acquisition of 20% or more of the Company's voting securities or in connection with an election contest) cease to represent a majority of the Board or (ii) the Board determines that a change of ownership has occurred.

TRANSFERABILITY OF AWARDS
Generally, options granted under the 1998 Plan may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution, except that the Committee may permit options to be transferable to a member or members of the participant's immediate family or to entities owned or established for the benefit of a participant's immediate family.

FINANCING
The Committee may provide financing to participants on such terms as the Committee determines in a principal amount sufficient to pay the exercise or purchase price under, and the taxes due with respect to, awards under the 1998 Plan.

AMENDMENTS AND TERMINATION
The Board of Directors may alter, amend, suspend or terminate the 1998 Plan or any award theretofore granted under the 1998 Plan, except that, unless otherwise approved by the Company's stockholders, no such action may reduce the exercise price of outstanding options, reduce the minimum permissible option exercise price, extend the maximum option term or the term of the 1998 Plan, or materially increase the total number of shares available for awards under the 1998 Plan. No option granted under the 1998 Plan shall have a term of more than fifteen years from the date it is granted, and no awards shall be granted pursuant to the 1998 Plan more than ten years after the date of the approval of the 1998 Plan by the Company's stockholders.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS
The following is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws related to options under the 1998 Plan. This summary is not intended to be exhaustive and among other things, does not describe state or local tax consequences.

Tax Deductibility and Section 162(m). Any cash payments or the fair market value of any shares of Common Stock or other property an employee receives in connection with other stock-based awards, incentive awards, or as unrestricted payments equivalent to dividends on unfunded awards or on restricted stock are includible in income in the year received or made available to the employee without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

Section 162(m) places a $1 million annual limit on the deductible compensation of certain executives of publicly traded corporations. The limit, however, does not apply to "qualified performance-based compensation." The 1998 Plan is designed so that awards made thereunder may qualify for the performance-based compensation exception to the deductibility limit, assuming that the 1998 Plan is approved by stockholders.

Nonqualified Options. The recipient of a Nonqualified Option does not recognize income at the time the option is granted. When the Nonqualified Option is exercised, the grantee recognizes ordinary income equal to the difference between the fair market value on the exercise date of the number of shares of Common Stock issued and their exercise price. The Company receives a deduction equal to the amount of ordinary income recognized by the optionee. The optionee's basis in the shares acquired upon exercise of an option is equal to their exercise price plus the ordinary income recognized upon exercise. Upon subsequent disposition of the shares, the optionee will recognize capital gain or loss, which will be short-term or long-term, depending upon the length of time the shares were held since the date the Nonqualified Option was exercised.

Incentive Stock Options. In general, the recipient of an Incentive Stock Option will not be subject to tax at the time the Incentive Stock Option is granted or exercised. However, the excess of the fair market value of the shares of Common Stock received upon exercise of the Incentive Stock Option over their exercise price is potentially subject to the alternative minimum tax. Upon disposition of the shares acquired upon exercise of an Incentive Stock Option, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the aggregate exercise price for those shares, provided that the optionee has not disposed of the shares within two years of the date the Incentive Stock Option was granted or within one year from the date the Incentive Stock Option was exercised. If the optionee disposes of the Shares without satisfying both of the foregoing holding period requirements (a "Disqualifying Disposition"), the optionee will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the option exercise price and the lesser of the fair market value of the shares on the date the Incentive Stock Option is exercised or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending upon how long the shares have been held. The Company is not entitled to a tax deduction upon either the exercise of an Incentive Stock Option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition.

Special Rules. To the extent an optionee pays all or part of the option exercise price of a Nonqualified Stock Option by tendering shares of Common Stock already owned by the optionee, the tax consequences described above apply except that the number of shares received upon such exercise which is equal to the number of shares surrendered in payment of the option exercise price shall have the same basis and tax holding period as the shares surrendered. If the shares of Common Stock surrendered had previously been acquired upon the exercise of an Incentive Stock Option, the surrender of such shares may be a Disqualifying Disposition if the holding period requirements described above have not been satisfied with respect to such shares at the time of such exercise. The additional shares of Common Stock received upon such exercise have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of exercise. Under proposed Treasury regulations, if an optionee exercises an Incentive Stock Option by tendering shares previously acquired on the exercise of an Incentive Stock Option, a Disqualifying Disposition may occur if the holding period requirements described above have not been satisfied with respect to such shares at the time of such exercise, and the optionee may recognize income and be subject to other basis allocation and holding period requirements.

STOCKHOLDER APPROVAL
The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the material terms of the 1998 Plan.

                      YOUR BOARD OF DIRECTORS RECOMMENDS A
                            VOTE "FOR" THIS PROPOSAL

                                 OTHER MATTERS

                            ------------------------

COMPENSATION COMMITTEE INTERLOCKS
In the ordinary course of its business, the Company's mortgage banking subsidiary sells mortgages it has originated to Fannie Mae. The Company believes that terms under which it sells mortgages to Fannie Mae are similar to those afforded to other companies in the mortgage origination business. Mr. James A. Johnson is Chairman and Chief Executive Officer of Fannie Mae and is Chairman of the Compensation Committee.

RELATED PARTY TRANSACTIONS
Through its mortgage banking subsidiary, the Company offers home mortgage loans to its employees and directors. These mortgage loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and do not involve more than the normal risk of collectability. Such loans are typically promptly sold to third-party mortgage purchasers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company in compliance with Section 16 of the Securities Exchange Act of 1934, as amended, all such Forms were filed on a timely basis by the Company's reporting persons during 1997.

FINANCIAL STATEMENTS
The Company's audited consolidated financial statements and notes thereto, including selected financial information and management's discussion and analysis of financial condition and results of operations for the fiscal year ended November 30, 1997 are included at pages 44 through 78 of the Company's 1997 Annual Report to Stockholders, which is being mailed to stockholders concurrently with this Proxy Statement. Additional copies of the Annual Report are available without charge upon request. The financial statements, the report of independent auditors thereon, selected financial information, and management's discussion and analysis of financial condition and results of operations in the Annual Report are incorporated by reference herein.

INDEPENDENT ACCOUNTANTS
The firm of Ernst & Young LLP served as the Company's independent auditors for 1997. This firm has advised the Company that it has no direct or indirect financial interest in the Company. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from stockholders.

OTHER BUSINESS
The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote the shares represented by properly delivered proxies on such matters in accordance with their judgment in the best interest of the Company.

STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING
Any proposal of a stockholder intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company for inclusion in the Proxy Statement and form of proxy for that meeting no later than November 2, 1998.

COST AND METHOD OF PROXY SOLICITATION
The entire cost of preparing, assembling, printing and mailing the Notice of Meeting, this Proxy Statement, and the proxy itself, and the cost of soliciting proxies relating to the meeting will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors, and other regular employees of the Company by telephone, facsimile, or personal solicitation, and no additional compensation will be paid to such individuals. The Company will, if requested, reimburse banks, brokerage houses, and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals. The Company will use the services of Corporate Investor Communications, Inc., a professional soliciting organization, to assist in proxy solicitation and in distributing proxy materials to institutions, brokerage houses, custodians, nominees and other fiduciaries. The Company estimates the costs for such services will not exceed $5,000.

By Order of the Board of Directors,

Kimberly N. King
Corporate Secretary and
Associate Counsel

February 27, 1998
Los Angeles, California

                            [KAUFMAN AND BROAD LOGO]

                       Kaufman and Broad Home Corporation

                            10990 Wilshire Boulevard
                         Los Angeles, California 90024

                       KAUFMAN AND BROAD HOME CORPORATION

                            1998 STOCK INCENTIVE PLAN


      SECTION 1. PURPOSE. The purpose of the 1998 Stock Incentive Plan (the "Plan") is to promote the success of Kaufman and Broad Home Corporation (the "Company") by providing a method whereby employees of the Company and its subsidiaries and other eligible participants may be encouraged to invest in the Common Stock, $1.00 par value, of the Company ("Common Stock"), increase their proprietary interest in its business, remain in the employ of the Company or its subsidiaries, and increase their personal interests in the continued success and progress of the Company. The Plan provides for the grant of Options that satisfy the requirements for treatment as Incentive Stock Options ("ISOs") as defined under Section 422 of the Code or that are not intended to satisfy such requirements ("Non-qualified Options"), as well as for certain other "Awards," as defined below.

      SECTION 2. DEFINITIONS. As used in this Plan, the following terms shall have the indicated meanings:

      (a) Award: An award under this Plan of a Performance Stock Award, Restricted Stock Award, or Stock Unit Award.

      (b)   Board: The board of directors of Kaufman and Broad Home Corporation.

      (c)   Code: The Internal Revenue Code of 1986, as amended.

      (d)   Committee: The Committee specified in Section 3(a) of this Plan.

      (e)   Company: Kaufman and Broad Home Corporation and its Subsidiaries.

      (f)   Exchange Act: The Securities Exchange Act of 1934, as amended.

      (g)   Limited Stock Appreciation Right: A right granted pursuant to
Section 6(b) to receive cash in certain circumstances with respect to a related Option.

      (h) Option: An Option is a right granted under Section 6(a) to purchase a number of shares of Common Stock at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award.

      (i) Participant: An individual eligible under Section 5(a) to participate in this Plan.

      (j) Performance Objectives: With reference to a particular Option or Award, the objectives established by the Committee under various criteria, the satisfaction of which may result in the grant, issuance, retention and/or vesting of an Option, a Performance Stock Award or Stock Unit Award, or which may accelerate the release of shares of Common Stock from the restrictions of a Restricted Stock Award. The Performance Objectives may differ from Participant to Participant and from Award to Award, as determined by the Committee and specified in the applicable Award. For purposes of an Award that is intended to qualify as "performance-based compensation" under Code Section 162(m), the term "Performance Objective" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the
Award: (i) pre-tax income, (ii) after-tax income, (iii) cash flow, (iv) return on equity, (v) return on capital, (vi) earnings per share (including earnings before interest, taxes, depreciation and amortization), (vii) unit volume,
(viii) net sales, (ix) service quality or (v) total shareholder return, in each case as determined in accordance with Generally Accepted Accounting Principles, if applicable.

      (k) Performance Stock Award: Performance Stock is an award of shares of Common Stock made under Section 7(a), the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are expressed in the document(s) evidencing the Award.

      (l) Plan: The Kaufman and Broad Home Corporation 1998 Stock Incentive Plan, as it may be amended from time to time.

      (m)   Restricted Stock Award: Restricted Stock is a right granted under
Section 7(b) to shares of Common Stock issued or issuable under the Plan but subject during specified periods of time to such conditions on vesting, restrictions on transferability and/or repurchase rights as are expressed in the document(s) evidencing the Award.

      (n)   Stock Unit Award: An award granted under Section 8 of this Plan.

      (o) Subsidiary: Any corporation of which the Corporation owns, directly or indirectly, fifty percent (50%) or more of the voting or capital stock, or any partnership or other entity of which the Company owns, directly or indirectly, a fifty percent (50%) or more participating interest or the general partner of which is a Subsidiary.

      (p) Tax Date: The date on which taxes of any kind are required by law to be withheld with respect to shares of Common Stock subject to an Option or Award.

      SECTION 3. ADMINISTRATION.

      (a) The Plan shall be administered by the Board and/or by a committee of the Board, as appointed from time to time by the Board (the "Committee"). The Board shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. Notwithstanding the foregoing, with respect to any Award that is not intended to satisfy the conditions of Rule 16b-3 under the Exchange Act or Section 162(m)(4)(C) of the Code, the Committee may appoint one or more separate committees (any such committee, a "Subcommittee") composed of one or more directors of the Corporation (who may but need not be members of the Committee) and may delegate to any such Subcommittee(s) the authority to grant Options, Limited Stock Appreciation Rights and/or Awards under the Plan, to determine all terms of such Options, Limited Stock Appreciation Rights and /or Awards, and to administer the Plan or any aspect of it. Any action by any such Subcommittee shall be deemed for all purposes to have been taken by the Committee. The Committee may designate the Secretary of the Corporation or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to issue and/or execute agreements or other documents under this Plan on behalf of the Committee or the Company.

      (b) The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board, to grant to eligible persons Options, Limited Stock Appreciation Rights and Awards pursuant to the provisions of the Plan, to fix the exercise price and other terms of Options, to fix the terms of any Performance Stock Award and/or Restricted Stock Award in a manner consistent with the terms of Section 7, to fix the terms of any Stock Unit Award in a manner consistent with the terms of Section 8, to prescribe, amend and rescind rules and regulations, if any, relating to the Plan, to interpret the provisions of the Plan, Options, Limited Stock Appreciation Rights and Awards issued under the Plan, to amend such Options, Limited Stock Appreciation Rights and Awards from time to time subject to the provisions of the Plan, and to supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan and related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, stockholders, employees and optionees.

      (c) Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with any claim, action, suit or proceeding to which he or she may be a party by reason of any action taken or any failure to act under the Plan. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, or as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

      SECTION 4. SHARES SUBJECT TO THE PLAN.

      (a) The shares to be delivered upon exercise of Options or Limited Stock Appreciation Rights granted under the Plan or pursuant to Awards, may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market or in private transactions.

      (b) Subject to adjustments made pursuant to the provisions of Section 4(d) and this Section 4(b), the aggregate number of shares reserved for issuance upon the exercise of Options and pursuant to Awards which may be granted under the Plan shall not exceed 1,900,000 shares of Common Stock. The aggregate number of shares of Common Stock issued under this Plan shall equal only the number of shares actually issued upon exercise or settlement of an Option or vesting or settlement of any Award and not returned to the Company upon cancellation, expiration or forfeiture of Options and Awards or delivered (either actually or by attestation) in payment or satisfaction of the exercise price, purchase price or tax obligation of Options and Awards.

      (c) The aggregate number of shares of Common Stock issued and issuable pursuant to ISOs may not exceed 1,900,000 shares. The maximum number of shares of Common Stock subject to Options granted during any calendar year to any one Participant shall not exceed 1,000,000. The maximum number of shares of Common Stock subject to Awards (other than Stock Units issued or issuable upon exercise of Options) that may be granted during any calendar year to any one Participant shall not exceed 250,000 shares in the aggregate.

      (d) In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available to Participants under this Plan, then the Committee shall, in its sole discretion, subject to approval by the Board, and in such manner as the Committee may deem equitable, adjust any or all of (1) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Limited Stock Appreciation Rights under the Plan, (2) the number and kind of shares subject to outstanding Options and Awards, and Limited Stock Appreciation Rights, and (3) the option price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a Participant, including to reflect such an event occurring prior to an Option or Award, the grant of which was intentionally deferred in anticipation of such event; provided, however, that the number of shares subject to any Option or Award shall always be a whole number.

      SECTION 5. ELIGIBILITY AND EXTENT OF PARTICIPATION.

      (a) The persons eligible to receive Awards, Options and associated Limited Stock Appreciation Rights under the Plan shall consist of employees or prospective employees of the Company and consultants or advisors of the Company who, in the Committee's judgment, can make substantial contributions to the Company's long-term profitability and value. For purposes of the administration of previously granted Options and Awards, the term "Participant" shall also include a former Participant and any permitted transferee (including any trust, partnership or estate) of a Participant or former Participant.

      (b) Subject to the limitations of the Plan, the Committee shall, after such consultation with and consideration of the recommendations of management as the Committee considers desirable, select from eligible persons those Participants to be granted Options and Awards and determine the time when each Option and Award shall be granted, the number of shares subject to each Option and Award and whether Limited Stock Appreciation Rights should be granted in connection with such Option, the number of shares for each Award and the restrictions associated with such Award. Subject to the provisions of Section 4, both Options and Awards may be granted to the same Participant.

      SECTION 6. GRANTS OF OPTIONS AND LIMITED STOCK APPRECIATION RIGHTS.

      (a) Grant of Options. Options on shares of Common Stock may be granted to Participants by the Committee from time to time at its sole discretion. Options intended to qualify as ISOs pursuant to Code Section 422 and Non-Qualified Options which are not intended to qualify as ISOs may be granted as the Committee in its sole discretion shall determine. Each Option grant shall contain such terms and conditions as may be approved by the Committee. Subject to the terms of the Plan, the Committee may establish provisions regarding (1) the number of shares of Common Stock which may be issued upon exercise of the Option, (2) the purchase price of the shares of Common Stock and the means of payment for the shares of Common Stock, (3) the term of the Option, (4) such terms and conditions of exercisability as may be determined from time to time by the Committee, (5) restrictions on the transfer of the Option and forfeiture provisions, and (6) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. The grant of an Option shall not constitute or be evidence of any agreement or other understanding, express or implied, on the part of the Company or any Subsidiary to employ an individual for any specific period.

      (b) Grant of Limited Stock Appreciation Rights in the Event of Change of Ownership. If deemed by the Committee to be in the best interests of the Company, any Option granted on or after the effective date of the Plan may include a Limited Stock Appreciation Right at the time of grant of the Option; also, the Committee may grant a Limited Stock Appreciation Right with respect to any unexercised Option at any time after granting such Option prior to the end of its term, provided such Option was granted after the effective date of the Plan. Unless otherwise specified, any reference in this Plan to an Option or Options shall include any associated Limited Stock Appreciation Right. Such Limited Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, provided that:

      (1) A Limited Stock Appreciation Right shall be exercisable only during the ninety-one (91) day period specified in the last sentence of
            Section 9(a), provided, however, that except in connection with a Change of Ownership, no Limited Stock Appreciation Right granted to a Participant who is subject to Section 16 of the Exchange Act shall be exercisable within six (6) months of the date of its grant; and

      (2) A Limited Stock Appreciation Right shall, upon its exercise, entitle the optionee to whom such Limited Stock Appreciation Right was granted to receive an amount of cash equal to the amount by which the "Offer Price per Share" (as such term is hereinafter defined) shall exceed the exercise price of the associated Option, multiplied by the number of shares of Common Stock with respect to which such Limited Stock Appreciation Right shall have been exercised. Upon the exercise of a Limited Stock Appreciation Right, any associated Option shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Limited Stock Appreciation Right was exercised. Upon the exercise or termination of an associated Option, any related Limited Stock Appreciation Right shall terminate to the extent of the shares of Common Stock with respect to which such associated Option was exercised or terminated.

            The term "Offer Price per Share" as used in this Section 6(b) shall mean with respect to a Limited Stock Appreciation Right the higher of (i) the fair market value per share of Common Stock on the date of exercise of such Limited Stock Appreciation Right or (ii) the highest price per share for Common Stock paid or to be paid in the transaction, if any, giving rise to the event specified in clauses
            (1) or (2) (as the case may be) of Section 9(a) which triggered the exercisability of such Limited Stock Appreciation Right. For purposes of clause (ii) above, any securities or property which are part of the consideration paid or to be paid in such transactions shall be valued in determining the Offer Price per Share at the highest of (A) the valuation placed on such securities or property by the company, person or other entity engaging in such transaction, or (B) the valuation placed on such securities or property by the Committee.

      (c)   Option Price.

      (1) The price at which each share of Common Stock may be purchased upon exercise of a particular Option shall be as specified by the Committee, in its sole discretion, but in no event shall the exercise price be less than 100% of the fair market value of a share of Common Stock at the time such Option is granted, except that (i) in the event that an optionee is required to make a payment or to forego the receipt of other compensation pursuant to paragraph
            (c)(3) below prior to receiving such Option, the exercise price per share of Common Stock of such Option shall not be less than 100% of the fair market value of a share of Common Stock at the time such Option is granted less the purchase price per share of Common Stock of such Option, and (ii) the Committee may specifically provide that the exercise price of an Option may be higher or lower in the case of an Option granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired.

      (2) Unless approved by shareholders and subject to adjustment pursuant to Section 4(d), the exercise price of any Option previously awarded under the Plan may not be adjusted downward, whether through amendment, cancellation or replacement grants, or by any other means.

      (3) If the Committee, in its discretion, shall deem it desirable, the grant of an Option may be made conditional upon the receipt of a payment therefor by the optionee or upon the optionee agreeing to forego receipt of an amount of other compensation. Such condition and the terms and conditions as to its satisfaction may also provide for the reimbursement to the optionee of any part or all of such payment under such circumstances as the Committee may specify.

      (d)   Exercise.

      (1) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify, provided, however, that except in connection with a Change of Ownership, (i) Options granted to Participants who are subject to
            Section 16 of the Exchange Act shall not become exercisable within six (6) months from the date of grant and (ii) in no event may any Option granted hereunder be exercisable after the expiration of 15 years from the date of such grant. Subject to the foregoing, each Option grant shall specify the effect thereon of the death, retirement or other termination of employment of the optionee. In addition, the Committee may impose such other conditions with respect to the exercise of Options, including without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

      (2) No shares shall be delivered pursuant to any exercise of an Option until the Participant has made payment in full of the option price therefor or provision for such payment satisfactory to the Committee. The exercise price of an Option may be paid in cash or certified or cashiers' check or by delivery (either actually or by attestation) of shares of Common Stock that have been acquired or held by the Participant in such manner as to not result in an accounting charge. To the extent authorized by the Committee, either at the time of grant or at the time of exercise of an Option, the exercise price of an Option also may be paid through one of more of the following: (i) shares of capital stock of the Corporation, (ii) other property deemed acceptable by the Committee, (iii) a reduction in the number of shares or other property otherwise issuable pursuant to such Option, (iv) a promissory note of or other commitment to pay by the Participant or of a third party, the terms and conditions of which shall be determined by the Committee, or
            (vi) any combination of the foregoing. No optionee or the legal representative, legatee or distributee of an optionee shall be deemed to be a holder of any shares subject to any Option prior to the issuance of such shares upon exercise of such Option.

      (e) Transferability of Options. Unless the documents evidencing the grant of an Option (or an amendment thereto authorized by the Committee) expressly states that the Option is transferable as provided hereunder, no Option granted under the Plan may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution. The Committee may in its sole discretion grant an Option or amend an outstanding Option to provide that the Option is transferable or assignable to a member or members of the Participant's "immediate family," as such term is defined under Exchange Act Rule 16a-1(e), or to a trust for the benefit solely of a member or members of the

Participant's immediate family, or to a partnership or other entity whose only owners are members of the Participant's family, provided that (1) no consideration is given in connection with the transfer of such Option, and (2) following any such transfer or assignment the Option will remain subject to substantially the same terms applicable to the Option while held by the Participant, as modified as the Committee in its sole discretion shall determine appropriate, and the transferee shall agree to be bound by such terms.

      SECTION 7. PERFORMANCE STOCK AWARDS AND RESTRICTED STOCK AWARDS.

      (a) Performance Stock Awards. Subject to the terms of this Plan, Performance Stock Awards may be granted to Participants by the Committee from time to time at its sole discretion. Performance Stock Awards shall consist of an award of shares of Common Stock, the grant, issuance, retention and/or vesting of which shall be subject to such Performance Objectives, and to such further terms and conditions as the Committee deems appropriate. Each Performance Stock Award shall contain provisions regarding (1) the number of shares of Common Stock subject to such Award or a formula for determining such,
(2) the performance criteria and level of achievement versus these criteria which shall determine the number of shares of Common Stock granted, issued, retainable and/or vested, (3) the period as to which performance shall be measured for determining achievement of such performance criteria (a "Performance Period"), (4) forfeiture provisions, and (5) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. The grant, issuance, retention and/or vesting of each Performance Stock Award shall be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Performance Stock that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code
Section 162(m) shall be a measure based on one or more Performance Objectives selected by the Committee and specified at the time the Performance Stock Award is granted. Notwithstanding anything in this Plan to the contrary, Performance Stock Awards may provide that upon satisfaction of Performance Objectives the shares subject to the Award are subject to such further holding periods and/or restrictions on transferability as the Committee may provide.

      (b) Restricted Stock Awards. Subject to the terms of this Plan, Restricted Stock Awards may be granted to Participants by the Committee from time to time at its sole discretion. Restricted Stock consists of shares of Common Stock which are registered or are issuable by the Company in the name of a Participant in exchange for such cash or other consideration, if any, as determined by the Committee. Restricted Stock shall be subject during specified periods of time to such conditions to vesting, to restrictions on their sale or other transfer by the Participant and/or to repurchase rights as may be determined by the Committee, consistent with the terms of the Plan. The transfer and sale of shares of Common Stock pursuant to Restricted Stock Awards shall be subject to the following terms and conditions:

      (1) The number of shares of Common Stock to be transferred or sold by the Company to a Participant pursuant to a Restricted Stock award shall be determined by the Committee.

      (2) Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which shares of Restricted Stock shall be sold or awarded to a Participant, which may vary from time to time and among Participants and which may be below the fair market value of such Shares at the date of grant or issuance.

      (3) All shares of Common Stock transferred or sold as Restricted Stock hereunder shall be subject to such restrictions or conditions as the Committee may determine, including, without limitation any or all of the following: (i) a prohibition against the sale, transfer, pledge or other encumbrance of the Shares, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such Shares, or otherwise); (ii) a requirement that the holder of shares of Common Stock forfeit or resell back to the Company at a price specified by the Committee (which price may be more than the price, if any, paid by the Participant for such Shares) all or part of such shares of Common Stock in the event of termination of employment during any period in which such shares of Common Stock are subject to conditions; (iii) such other conditions or restrictions as the Committee may deem advisable; and (iv) any applicable Performance Objectives which, if achieved, shall cause acceleration of the lapsing of restrictions imposed upon all or part of the shares covered by the Restricted Stock Award.

Notwithstanding anything else in this Plan to the contrary, the restrictions set forth in Section 7(b)(3) shall not lapse with respect to a Restricted Stock Award before the second anniversary of the date of grant of such Restricted Stock Award, provided, however, that the Committee, in its sole discretion, may designate that such restrictions shall lapse upon the achievement of Performance Objectives. Subject to the preceding sentence, once established, Performance Objectives and the terms under which the lapsing of restrictions may be accelerated may be changed, adjusted or amended by the Committee in its sole discretion. Notwithstanding anything in this Plan to the contrary, Restricted Stock Awards may provide that upon the lapsing of restrictions set forth above, the shares subject to the Award may be subject to such further holding periods and/or restrictions on transferability as the Committee may provide.

      (c) Rights with Respect to Shares. Unless the terms of the Award provide otherwise, unless and until forfeited pursuant to the terms of this Plan or the Award, a Participant shall have the right to vote and to receive dividends and other distributions on shares subject to a Performance Stock Award or Restricted Stock Award, subject, however, to the terms, conditions and restrictions described in this Plan and the Award.

      (d) Escrow. Shares of Common Stock issued pursuant to a Performance Stock Award or Restricted Stock Award may be held in escrow by the Company until such time as the

Committee shall have determined that the restrictions set forth in Section 7 have lapsed or until the shares subject to such Performance Stock Award or Restricted Stock Award are forfeited pursuant to their terms.

      (e) Restrictive Legends. Certificates for shares of Common Stock delivered pursuant to Performance Stock Awards or Restricted Stock Awards may bear an appropriate legend referring to the terms, conditions and restrictions described in this Plan and in the applicable Award. Any attempt to dispose of any such shares of Common Stock in contravention of the terms, conditions and restrictions described in this Plan or in the applicable Award shall be ineffective. Any shares of Common Stock of the Company or other property, including cash, received by a Participant as a dividend or as a result of any stock split, combination, exchange of shares, reorganization, merger, consolidation or similar event with respect to shares of Common Stock received pursuant to a Performance Stock Award or Restrictive Stock Award shall have the same status and bear the same legend and be held in escrow pursuant to Section 7(d) as the shares received pursuant to the Performance Stock Award or Restricted Stock Award unless otherwise determined by the Committee at the time of such event.

      (f) Designation of Beneficiaries. A Participant may designate a beneficiary or beneficiaries to receive such Participant's Common Stock hereunder in the event of such Participant's death, and may, at any time and from time to time, change any such beneficiary designation. All beneficiary designations and changes therein shall be in writing and shall be effective if and when delivered to the Committee during the lifetime of the Participant.

      (g) Discretionary Adjustments. Notwithstanding satisfaction of any Performance Objectives, the number of shares of Common Stock granted, issued, retainable and/or vested under a Performance Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. The Committee may make adjustments or modifications, and its determination thereof shall be conclusive, in any applicable Performance Objectives to give effect to the intent of this Plan in connection with any event affecting the performance criteria established as the Performance Objectives, including without limitation, any reorganization, recapitalization, merger, consolidation, offering of additional shares of Common Stock or other change in the Company's shareholders' equity by means other than earnings, or any similar event. The grant of an Award shall not constitute or be evidence of any agreement or other understanding, express or implied, on the part of the Company or any Subsidiary to employ an individual for any specific period.

      SECTION 8. STOCK UNIT AWARDS.

      (a) Grant of Stock Unit Awards. The Committee shall have authority to grant to Participants Stock Unit Awards, the value of which is based, in whole or in part, on the value of Common Stock. Each "Stock Unit" shall consist of a bookkeeping entry representing an amount equivalent to the fair market value of one share of Common Stock. Such Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee. Stock Units may be granted as additional compensation or in lieu of any other compensation, as specified by the Committee, or may be issued upon exercise of Options, or in lieu of a Performance Stock Award or Restricted Stock Award, provided that for any Common Stock to be purchased in connection with a Stock Unit Award other than upon exercise of an Option or in settlement of a Performance Stock Award or Restricted Stock Award, the purchase price or the amount of consideration paid or of other compensation foregone shall be equal to at least 100% of the fair market value of such Common Stock on the date such Award is granted. Subject to the provisions of the Plan, Stock Unit Awards shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Committee may determine in its sole discretion.

      (b) Transferability of Stock Units. Unless the Stock Unit Award (or an amendment thereto authorized by the Committee) expressly states otherwise, any shares of Common Stock which are part of a Stock Unit Award shall not be assigned, sold transferred, pledged or otherwise encumbered before the date on which the shares are issued.

      (c) Settlement of Stock Units. Unless provided otherwise by the Committee, settlement of Stock Units shall be made by issuance of Common Stock and shall occur within 60 days after a Participant's termination of employment for any reason. The Committee may provide for Stock Units to be settled in cash (at the election of the Company or the Participant, as specified by the Committee) and to be made at such other times as it determines appropriate or as it permits a Participant to choose. The amount of shares of Common Stock, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents, which may be valued as if reinvested in Common Stock. Until a Stock Unit is settled, the number of shares of Common Stock represented by a Stock Unit shall be subject to adjustment pursuant to
Section 4(d).

      SECTION 9. SPECIAL RULES.

      (a) Notwithstanding anything to the contrary in this Plan, unless otherwise specifically determined by the Committee at the time of grant, all Options theretofore granted and not fully exercisable shall become exercisable in full and the restrictions on all outstanding Awards shall lapse upon the occurrence of a Change of Ownership. A "Change of Ownership" shall be deemed to have occurred if either (1) individuals who, as of the effective date of this Plan, constitute the Board of Directors of the Company (the "Board of Directors" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the directors constituting the Board of Directors, provided that any person becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters (3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is
(i) in connection with the acquisition by a third person, including a "group" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"), of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board of Directors who are members of the Incumbent Board), or (ii) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board, or (2) the Board of Directors (a majority of which shall consist of directors who are members of the Incumbent Board) has determined that a Change of Ownership triggering the exercisability of Options and the lapse of restrictions on Awards as described in this Section 10 shall have occurred. Options which become fully exercisable by reason of events specified in clauses (1) or (2) shall remain exercisable for 90 days following the date on which they become so exercisable, after which they will revert to being exercisable in accordance with their original terms, provided, however, that no Option which has previously been exercised or has expired or otherwise terminated shall become exercisable by virtue of this Section nor shall this Section permit exercise of any option during the portion, if any, of such 90 day period which follows the termination or expiration of any such Option.

      (b) For purposes of this Plan and any Option or Award hereunder, termination of employment shall not be deemed to occur upon the transfer of any optionee from the employ of the Company to the employ of any Subsidiary or affiliate. For purposes of this Plan, "affiliate" means (1) any entity 50% or more of the voting interest in which is owned, directly or indirectly, by an entity which owns, directly or indirectly, 50% or more of the voting interest in the Company and (2) any entity which owns, directly or indirectly, 50% or more of the voting interest in the Company.

      SECTION 10. DELIVERY OF SHARES. No shares of Common Stock shall be delivered pursuant to an Award or any exercise of an Option until the requirements of such laws and regulations as may be deemed by the Committee to be applicable thereto are satisfied.

      SECTION 11. FINANCING AND WITHHOLDING.

      (a) Withholding of Taxes. As a condition to the making of an Award, to the lapse of the restrictions pertaining to an Award, or to the delivery of shares in connection with the exercise of an Option, the Company may require the Participant to pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to such shares of Common Stock.

      (b) Financing. If requested by a Participant who exercises an Option or who has received shares of Common Stock pursuant to an Award, the Committee may in its discretion provide financing to the Participant in a principal amount sufficient for the purchase of shares of Common Stock pursuant to such Option exercise or under such Award, and/or to pay the amount of taxes required by law to be withheld with respect to such Option exercise or such receipt of shares of Common Stock. Any such loan shall be subject to all legal requirements, and restrictions pertinent thereto, including if applicable, Regulation G promulgated by the Federal Reserve Board. The grant of an Option or Award shall in no way obligate the Company or the Committee to provide any financing whatsoever upon the lapse of restrictions on shares or the exercise of such Option.

      (c)   Withholding of Shares.

      (1) If requested by a Participant who acquires shares of Common Stock upon the exercise of an Option or who has received Common Stock pursuant to an Award with respect to which the restrictions shall have lapsed, the Committee may in its discretion permit the Participant to satisfy any tax withholding obligations, in whole or in part, by having the Company withhold a portion of such shares with a value equal to the amount of taxes required by law to be withheld.

      (2) Requests by a Participant to have shares of Common Stock withheld shall be (i) made prior to the Tax Date and (ii) irrevocable. In addition, in the event the Participant is an officer or director of the Company within the meaning of Section 16 of the Act, such requests must be made either six months prior to the Tax Date or in a ten day period beginning on the third day following the release of the Company's quarterly or annual earnings statement.

      SECTION 12. AMENDMENTS, SUSPENSION OR DISCONTINUANCE. The Board of Directors may amend, suspend or discontinue the Plan or any Option or Award granted under the Plan. Notwithstanding the foregoing, except as permitted by
Section 4(c), the Board may not, without prior approval of the shareholders of the Company, make any amendment which operates (a) to reduce the exercise price of outstanding Options or amend the provisions of Section 6(c)(2) relating to repricing Options, (b) to materially increase the total number of shares of Common

Stock which may be delivered in respect of Awards or on exercise of Options granted under the Plan, (c) to extend the maximum option period or the period which Options or Awards may be granted under the Plan or (d) to reduce the minimum permissible Option exercise price.

      SECTION 13. TERM OF PLAN. The Plan shall become effective on the date it is approved and adopted by the Board, subject to its subsequent approval by shareholders of the Company. No Option or Award shall be granted under the Plan after the date that is ten (10) years after the date on which the Plan is approved by the Company's shareholders or after such earlier date as the Committee may decide, in its sole discretion.

      SECTION 14. OPTION GRANTS BY SUBSIDIARIES. In the case of a grant of an option to any Participant by a Subsidiary, such grant may, if the Committee so directs, be implemented by the Corporation issuing any subject shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the optionholder in accordance with the terms of the option specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such option may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

      SECTION 15. NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

PROXY

                       KAUFMAN AND BROAD HOME CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 2, 1998


        The undersigned hereby appoints Bruce Karatz, Barton P. Pachino and Kimberly N. King, and each of them, as proxies with full power of substitution and revocation, to vote all of the shares of Kaufman and Broad Home Corporation Common Stock the undersigned is entitled to vote at the Kaufman and Broad Home Corporation Annual Meeting of Stockholders to be held on April 2, 1998, or at any adjournment thereof, upon the Proposals set forth on the reverse side of this Proxy Card and described in the accompanying Proxy Statement, and upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR PROPOSALS 1 AND 2, AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


------------------------------------------------------------------------------

                           -- FOLD AND DETACH HERE --

                                                        Please mark ___
                                                       your vote as
                                                       indicated in  X
                                                      this example. ___

YOUR BOARD OF DIRECTORS RECOMMENDS            FOR            WITHHOLD
A VOTE FOR PROPOSALS 1 AND 2:             (except as        AUTHORITY
                                           marked to       to vote for
                                         the contrary)   nominees listed
1.  ELECTION OF DIRECTORS in Class III        ___              ___
    Nominees:  Ronald W. Burkle
               Dr. Ray R. Irani               ___              ___
               Guy Nafilyan
               Luis G. Nogales

                                            FOR    AGAINST    ABSTAIN
2.  PROPOSED 1998 STOCK INCENTIVE PLAN      ___      ___        ___

                                            ___      ___        ___

(INSTRUCTION: To withhold authority to vote for any individual nominee; strike a line through the nominee's name in the list above.)

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for such meeting, dated February 27, 1998.

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporate name by President, or other authorized officer. If a partnership, sign in partnership name by authorized person.

IMPORTANT INFORMATION IS CONTAINED ON THE OTHER SIDE OF THIS CARD. PLEASE READ BOTH SIDES OF THIS CARD, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.


Signature(s)_____________________________________________ Date __________, 1998
(Please sign EXACTLY as your name appears hereon.)


-------------------------------------------------------------------------------

                           -- FOLD AND DETACH HERE --

PROXY

                       KAUFMAN AND BROAD HOME CORPORATION

                  ANNUAL MEETING OF STOCKHOLDERS APRIL 2, 1998

         CONFIDENTIAL INSTRUCTIONS TO FIDELITY MANAGEMENT TRUST COMPANY
               TRUSTEE FOR THE KAUFMAN AND BROAD HOME CORPORATION
                    AMENDED AND RESTATED 401(k) SAVINGS PLAN

        Receipt of proxy material for the above Annual Meeting is acknowledged. I instruct you to vote (in person or by proxy) all shares of Common Stock of Kaufman and Broad Home Corporation (the "Company") held by you for my account under the Company's Amended and Restated 401(k) Savings Plan at the Company's Annual Meeting of Stockholders to be held on April 2, 1998 at 9:00 a.m., and at all adjournments thereof, on the matters as indicated on the reverse side of this card and in your discretion on any other matters that may come before the Annual Meeting and as to which discretionary authority is permitted by applicable law. If this card is signed and returned, but no choice is specified, I instruct you to vote this proxy in accordance with the Board of Directors' recommendation FOR Proposals 1 and 2, and upon such other business as may come before the Annual Meeting.

    PLEASE MARK, DATE AND SIGN THESE INSTRUCTIONS AND RETURN THEM PROMPTLY,
                 EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

------------------------------------------------------------------------------

                           -- FOLD AND DETACH HERE --

                                                        Please mark ___
                                                       your vote as
                                                       indicated in  X
                                                      this example. ___

YOUR BOARD OF DIRECTORS RECOMMENDS            FOR            WITHHOLD
A VOTE FOR PROPOSALS 1 AND 2:             (except as        AUTHORITY
                                           marked to       to vote for
                                         the contrary)   nominees listed
1.  ELECTION OF DIRECTORS in Class III        ___              ___
    Nominees:  Ronald W. Burkle
               Dr. Ray R. Irani               ___              ___
               Guy Nafilyan
               Luis G. Nogales

                                            FOR    AGAINST    ABSTAIN
2.  PROPOSED 1998 STOCK INCENTIVE PLAN      ___      ___        ___

                                            ___      ___        ___

(INSTRUCTION: To withhold authority to vote for any individual nominee; strike a line through the nominee's name in the list above.)

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for such meeting, dated February 27, 1998.

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporate name by President, or other authorized officer. If a partnership, sign in partnership name by authorized person.

IMPORTANT INFORMATION IS CONTAINED ON THE OTHER SIDE OF THIS CARD. PLEASE READ BOTH SIDES OF THIS CARD, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.


Signature(s)_____________________________________________ Date __________, 1998
(Please sign EXACTLY as your name appears hereon.)


-------------------------------------------------------------------------------

                           -- FOLD AND DETACH HERE --

            ________________________________________________________

            INSTRUCTION CARD      KAUFMAN AND BROAD HOME CORPORATION
            ________________________________________________________

                  ANNUAL MEETING OF STOCKHOLDERS APRIL 2, 1998
            ________________________________________________________

            Dear Fellow Employee:

                Just a reminder, your vote and your investment in
            Kaufman and Broad Home Corporation are very important. Please complete and return your Confidential Instruction Card to the Trustee for tabulation by no later than March 30, 1998 to ensure that your vote is counted.

                                           Bruce Karatz
                                           Chairman and
                                           Chief Executive Officer